                                                                          [LOGO]

                           NOTICE OF 2004 ANNUAL AND
                        SPECIAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 2004

                           MANAGEMENT PROXY CIRCULAR

                               FEBRUARY 24, 2004

                               TABLE OF CONTENTS

                                                                 PAGE
                                                               --------
NOTICE OF ANNUAL AND SPECIAL MEETING........................          2

MANAGEMENT PROXY CIRCULAR...................................          3

  General Information.......................................          3

  Information on Voting.....................................          3

BUSINESS TO BE TRANSACTED AT THE MEETING....................          5

    1.  Financial Statements................................          5

    2.  Election of Directors...............................          5

    3.  Appointment of Auditors.............................          9

    4.  Amendments to the Stock Option Plan.................         10

    5.  Approval of the Shareholder Rights Plan.............         11

    6.  Shareholder Proposals...............................         11

COMPENSATION AND OTHER INFORMATION..........................         11

    Compensation of Directors...............................         11

    Compensation of Officers................................         13

    Pension and Retirement Benefits.........................         16

    Employment Contracts....................................         18

    Composition of the Human Resources Committee............         18

    Report on Executive Compensation........................         18

    Performance Graph.......................................         23

    Corporate Governance....................................         23

    Directors' and Officers' Liability Insurance............         27

DIRECTORS' APPROVAL.........................................         27

CERTIFICATE.................................................         27

Schedule "A" -- Stock Option Plan Ordinary Resolution.......        A-1

Schedule "B" -- Shareholder Rights Plan Ordinary
  Resolution................................................        B-1

Schedule "C" -- Statement of Corporate Governance
  Practices.................................................        C-1

i  TRANSCANADA CORPORATION

                                                                          [LOGO]

March 15, 2004

Dear Shareholder:

You are invited to attend the Annual and Special Meeting of the holders of common shares of TransCanada Corporation to be held in the Imperial Ballroom at the Hyatt Regency Calgary Downtown, 700 Centre Street S.E., Calgary, Alberta, on Friday, April 23, 2004 at 10:30 a.m. (Mountain Daylight Time).

In addition to attending to regular annual meeting business, shareholders will be requested to approve resolutions to amend the Stock Option Plan and to continue and ratify, confirm and approve the Shareholder Rights Plan.

The Management Proxy Circular and other enclosed information contain a detailed description of the matters on which you will be requested to vote. Please give this material your careful consideration.

Please complete and return the enclosed form of proxy in accordance with the instructions provided, which will allow for your representation at the meeting. If you are a registered owner and are able to attend the meeting, you may revoke your proxy by providing notice at the meeting.

Yours very truly,

/s/ Harold N. Kvisle

Harold N. Kvisle
President and Chief Executive Officer

The Hyatt Regency is conveniently located next to the C-Train platform at Centre Street N.E. (eastbound trains) and down the street from Olympic Plaza (westbound trains), which is located between 1st and 2nd Street S.E. Complimentary parking will be available for TransCanada shareholders at the Telus Convention Centre. Access to the Telus Convention Centre underground parking garage (clearance approx. 2 metres) is located at 727 - 1st Street S.E. just as you pass over the C-Train tracks on the right hand side. Please tell the garage attendant that you are attending the TransCanada shareholders meeting upon departure.

                                                      TRANSCANADA CORPORATION  1

                                                                          [LOGO]

                      NOTICE OF ANNUAL AND SPECIAL MEETING

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of the holders of common shares (the "common shares") of TransCanada Corporation ("TransCanada") will be held in the Imperial Ballroom at the Hyatt Regency Calgary Downtown, 700 Centre Street S.E., Calgary, Alberta, on Friday,
April 23, 2004 at 10:30 a.m. (Mountain Daylight Time).

    HOLDERS OF COMMON SHARES ARE INVITED TO ATTEND THE MEETING FOR THE FOLLOWING
PURPOSES:

    (1) to receive the consolidated financial statements for the year ended December 31, 2003 and the auditors' report thereon;

    (2) to elect the directors;

    (3) to appoint the auditors and authorize the directors to fix their remuneration;

    (4) to consider and, if deemed appropriate, to pass, with or without variation, an ordinary resolution to amend the Stock Option Plan, as described in the enclosed Management Proxy Circular;

    (5) to consider and, if deemed appropriate, to pass, with or without variation, an ordinary resolution to continue and ratify, confirm and approve the Shareholder Rights Plan, as described in the enclosed Management Proxy Circular; and

    (6) to transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on March 5, 2004 will be entitled to vote at the Meeting. TransCanada will prepare, no later than 10 days following the record date, an alphabetical list of shareholders who are entitled to vote as of the record date, showing the number of common shares held by each such shareholder. Each person named on the list of shareholders is entitled to one vote for each share held.

Shareholders are requested to complete, date, sign and return (in the envelope provided for that purpose) the accompanying form of proxy for use at the Meeting. Such proxies must be received before 4:30 p.m. (Eastern Daylight Time) on Wednesday, April 21, 2004 by TransCanada's transfer agent, Computershare Trust Company of Canada, Stock Transfer Services, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. Shareholders may also cast their vote electronically by following the instructions provided on the form of proxy.

The 2003 Annual Report, the Management Proxy Circular and a form of proxy accompany this Notice of Meeting.

By Order of the Board of Directors,

/s/ Rhondda E.S. Grant
RHONDDA E.S. GRANT
Vice-President and Corporate Secretary
Calgary, Alberta
March 15, 2004

                                                      TRANSCANADA CORPORATION  2

                                                                          [LOGO]

                           MANAGEMENT PROXY CIRCULAR

                              GENERAL INFORMATION

    THIS MANAGEMENT PROXY CIRCULAR ("PROXY CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY MANAGEMENT OF TRANSCANADA CORPORATION ("TRANSCANADA") TO BE USED AT THE ANNUAL AND SPECIAL MEETING (THE "MEETING") OF HOLDERS OF COMMON SHARES TO BE HELD IN CALGARY, ALBERTA ON FRIDAY,
    APRIL 23, 2004 AND AT ANY ADJOURNMENT THEREOF, FOR THE PURPOSES SET OUT IN THE ACCOMPANYING NOTICE OF ANNUAL AND SPECIAL MEETING (THE "NOTICE OF MEETING").

    The commencement of mailing to shareholders of this Proxy Circular, TransCanada's 2003 Annual Report and the form of proxy for shareholders will be March 15, 2004. The cost of soliciting proxies will be borne by TransCanada. While most proxies will be solicited by mail only, some shareholders may also be contacted by TransCanada employees personally or by telephone. In addition, TransCanada has retained Georgeson Shareholder Communications Canada, 66 Wellington Street West, T-D Tower, Suite 5210, Toronto Dominion Centre, P.O. Box 240, Toronto, Ontario, M5K 1J3 at a fee of approximately $40,000 plus out-of-pocket expenses to aid in the solicitation of proxies from individual and institutional investors in Canada and the U.S.

    TransCanada will provide proxy materials to brokers, custodians, nominees and fiduciaries and will request that such materials be promptly forwarded to the beneficial owners of common shares registered in the names of such brokers, custodians, nominees and fiduciaries.

    Unless otherwise stated, the information contained in this Proxy Circular is given as of the date hereof and all dollar amounts are in Canadian dollars.

    For those shareholders who cannot attend the Meeting in person, TransCanada has made arrangements to provide a live webcast of the Meeting. Details on how shareholders may listen to and view the proceedings on the webcast will be found on TransCanada's website at www.transcanada.com and will be provided in a news release prior to the Meeting.

    TransCanada's principal corporate and executive offices are located at 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1.

                             INFORMATION ON VOTING

RECORD DATE FOR NOTICE OF MEETING AND PROVISIONS RELATING TO VOTING

    The Board has fixed March 5, 2004 as the record date for the purpose of determining shareholders entitled to receive the Notice of Meeting. TransCanada will prepare, no later than 10 days following the record date, an alphabetical list of shareholders who are entitled to vote as of the record date, showing the number of common shares held by each such shareholder. Each person named on the list of shareholders is entitled to one vote for each share held. The list is available for inspection during usual business hours at the office of Computershare Trust Company of Canada ("Computershare"), Suite 600, 530 - 8th Avenue S.W., Calgary, Alberta,
    T2P 3S8 and will be available for inspection at the Meeting.

APPOINTMENT OF PROXY HOLDERS

    Shareholders wishing to be represented by proxy at the Meeting must deposit a properly executed proxy with Computershare prior to 4:30 p.m. (Eastern Daylight Time) on Wednesday, April 21, 2004.

                                                      TRANSCANADA CORPORATION  3

    All common shares represented by a properly executed and deposited form of proxy will be voted or withheld from voting on the matters identified in the Notice of Meeting in accordance with the instructions of the shareholder as specified on the form of proxy.

    IF YOU HAVE APPOINTED A PERSON DESIGNATED BY TRANSCANADA TO ACT AND VOTE ON YOUR BEHALF AS PROVIDED IN THE ENCLOSED FORM OF PROXY AND YOU DO NOT PROVIDE ANY INSTRUCTIONS CONCERNING ANY MATTER IDENTIFIED IN THE NOTICE OF MEETING, THE COMMON SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED:

       (i) FOR THE ELECTION OF THE PERSONS NOMINATED FOR ELECTION AS DIRECTORS;

       (ii) FOR THE APPOINTMENT OF KPMG LLP, CHARTERED ACCOUNTANTS, AS AUDITORS AND THE AUTHORIZATION OF THE DIRECTORS TO SET THEIR REMUNERATION;

       (iii) FOR THE APPROVAL OF AMENDMENTS TO THE STOCK OPTION PLAN, AS DESCRIBED IN THIS PROXY CIRCULAR; AND

       (iv) FOR THE CONTINUANCE AND RATIFICATION, CONFIRMATION AND APPROVAL OF THE SHAREHOLDER RIGHTS PLAN, AS DESCRIBED IN THIS PROXY CIRCULAR.

    The enclosed form of proxy, when properly signed, confers discretionary authority on the person or persons named to vote on any amendment to matters identified in the Notice of Meeting and on any other matter properly coming before the Meeting. Management is not aware of any such amendment or other matter. If, however, any such amendment or other matter properly comes before the Meeting, the proxies will be voted at the discretion of the person or persons named therein. The persons named in the form of proxy are either officers or directors of TransCanada.

VOTING ADVICE TO BENEFICIAL HOLDERS

    The information set forth in this section is of significant importance to many shareholders who do not hold their common shares in their own name. Only proxies deposited by shareholders whose names appear on the records of TransCanada as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in your account statement provided by your broker, then, in almost all cases, those common shares will not be registered in your name on the records of TransCanada. Such common shares will likely be registered under the name of your broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co., the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms. Common shares held by your broker or its nominee can only be voted upon your instructions. Without specific instructions, your broker, its agent or its nominee is prohibited from voting your common shares.

    THEREFORE, BENEFICIAL SHAREHOLDERS SHOULD ENSURE THAT INSTRUCTIONS RESPECTING THE VOTING OF THEIR COMMON SHARES ARE COMMUNICATED TO THE APPROPRIATE PERSON.

    Applicable regulatory policy requires your broker to seek voting instructions from you in advance of a shareholder meeting. Every broker has its own mailing procedures and provides its own return instructions, which you should carefully follow in order to ensure that your common shares are voted at the Meeting. Often, the form of proxy supplied by your broker is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on your behalf. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP"). ADP mails a voting instruction form in lieu of the form of proxy provided by TransCanada. The voting instruction form will name the same persons as the proxy to represent the shareholder at the Meeting. A shareholder has the right to appoint a person (who need not be a shareholder of TransCanada) other than the persons designated in the voting instruction form, to represent the shareholder at the Meeting. To exercise this right, the shareholder should insert the name of the desired representative in the blank space provided in the voting instruction form. You are asked to complete and return the voting instruction form to ADP by mail or facsimile. Alternately, you can call ADP's toll-free telephone number or access ADP's internet website to vote your common shares. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common

4  TRANSCANADA CORPORATION
    shares to be represented at the Meeting. IF YOU RECEIVE A VOTING INSTRUCTION FORM FROM ADP, IT CANNOT BE USED AS A PROXY TO VOTE COMMON SHARES DIRECTLY AT THE MEETING AS THE VOTING INSTRUCTION FORM MUST BE RETURNED TO ADP WELL IN ADVANCE OF THE MEETING IN ORDER TO HAVE THE COMMON SHARES VOTED OR TO APPOINT AN ALTERNATIVE REPRESENTATIVE TO ATTEND AT THE MEETING IN PERSON TO VOTE SUCH COMMON SHARES.

    IF YOU ARE A BENEFICIAL SHAREHOLDER AND WISH TO VOTE IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BROKER OR AGENT WELL IN ADVANCE OF THE MEETING TO DETERMINE HOW YOU CAN DO SO.

REVOCABILITY OF PROXIES

    A shareholder may revoke a proxy by depositing an instrument in writing executed by such shareholder or such shareholder's attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either at the registered office of TransCanada, 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1, Attention: Corporate Secretary, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or with the Chair of the Meeting on the day of the Meeting or an adjournment thereof, or in any other manner permitted by law.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

    At February 24, 2004, there were 483,330,775 common shares outstanding. Each common share carries the right to one vote on any matter properly coming before the Meeting. The common shares are TransCanada's only class of outstanding shares.

    To the knowledge of the directors and officers of TransCanada, based on information at February 24, 2004, no individual or corporation beneficially owned, directly or indirectly, or exercised control or direction over, more than 10% of the outstanding common shares.

                    BUSINESS TO BE TRANSACTED AT THE MEETING

    This Proxy Circular contains information relating to the receipt of TransCanada's audited consolidated financial statements, the election of directors, the appointment of auditors, the approval of amendments to the Stock Option Plan, and the continuation and ratification, confirmation and approval of the Shareholder Rights Plan.

1.  FINANCIAL STATEMENTS

    The audited consolidated financial statements of TransCanada for the year ended December 31, 2003 and the report of the auditors thereon will be placed before the Meeting. These audited consolidated financial statements form part of the 2003 Annual Report of TransCanada, which was mailed to shareholders with the Notice of Meeting and Proxy Circular. Additional copies of the 2003 Annual Report, in English or French, may be obtained from the Corporate Secretary of TransCanada upon request and will be available at the Meeting.

2.  ELECTION OF DIRECTORS

    TransCanada's articles of incorporation provide for the Board to consist of a minimum of 10 and a maximum of 20 directors. The number of directors presently in office is 12. Mr. J.D. Thompson will retire effective
    April 23, 2004 and Mr. P.L. Joskow has been named as a new nominee for election.

    The Board has set the number of directors to be elected at the Meeting at
    12. The nominees for election as directors of TransCanada are:

D.D. Baldwin                         P.L. Joskow
W.K. Dobson                          H.N. Kvisle
P. Gauthier                          D.P. O'Brien
R.F. Haskayne                        J.R. Paul
K.L. Hawkins                         H.G. Schaefer
S.B. Jackson                         W.T. Stephens

                                                      TRANSCANADA CORPORATION  5

    The Governance Committee of the Board reviews annually the qualifications of persons proposed for election to the Board and submits its recommendations to the Board for consideration. The persons proposed for nomination are, in the opinion of the Board, well qualified to act as directors for the ensuing year. Each nominee has established his or her eligibility and willingness to serve as a director if elected. Each director elected will hold office until the next annual meeting or until his or her successor is earlier elected or appointed.

    THE PERSONS NAMED IN THE FORM OF PROXY ARE EITHER OFFICERS OR DIRECTORS OF TRANSCANADA WHO INTEND TO VOTE AT THE MEETING FOR THE ELECTION OF THE NOMINEES WHOSE NAMES ARE SET FORTH ABOVE UNLESS SPECIFICALLY INSTRUCTED ON THE FORM OF PROXY TO WITHHOLD SUCH VOTE.

    Set forth in tabular form are the names of the 12 proposed nominees; their municipalities of residence; all positions and offices held by them with TransCanada; their principal occupations or employment during the past five years; the year from which each has continually served as a director of TransCanada, or TransCanada PipeLines Limited ("TCPL") prior to the 2003 arrangement, or NOVA Corporation ("NOVA") prior to the 1998 merger, as applicable; and the number of each class of securities of TransCanada or any of its affiliates owned by each of them or over which control or direction is exercised by each of them:

                                                                                                              SECURITIES OWNED,
                                                                                                                CONTROLLED OR
         PROPOSED NOMINEE(1)        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS       DIRECTOR SINCE        DIRECTED(2)(3)
    ------------------------------  -----------------------------------------------      -----------------   --------------------

                                    Chairman, Talisman Energy Inc. (oil and gas) since         1999           225,865(4)(7)(10)
      [DOUGLAS D. BALDWIN PHOTO]    May 2003. President and Chief Executive Officer,
                                    TCPL, from August 1999 to April 2001. Director,
         Douglas D. Baldwin,        Calgary Airport Authority, Citadel Group of Funds,
               P. Eng.              Resolute Energy Inc. and UTS Energy Corporation.
           Calgary, Alberta         Member, Board of Governors, University of Calgary.

                                    Professor, Rotman School of Management and                 1992           21,965(5)(7)
         [WENDY DOBSON PHOTO]       Director, Institute for International Business,
                                    University of Toronto (education). Director,
           Wendy K. Dobson          MDS Inc., The Toronto-Dominion Bank and Vice Chair,
          Uxbridge, Ontario         Canadian Public Accountability Board.

                                    Senior Partner, Desjardins Ducharme Stein Monast           2002           9,052(7)
        [PAULE GAUTHIER PHOTO]      (law firm). Director, Royal Bank of Canada, The
                                    Royal Trust Corporation of Canada, The Royal Trust
       The Hon. Paule Gauthier,     Company, Rothmans Inc. and Metro Inc. Chair,
        P.C., O.C., O.Q., Q.C.      Security Intelligence Review Committee. President,
            Quebec, Quebec          Fondation de la Maison Michel Sarrazin and
                                    President, Institut Quebecois des Hautes Etudes
                                    Internationales, Laval University.

6  TRANSCANADA CORPORATION

                                                                                                              SECURITIES OWNED,
                                                                                                                CONTROLLED OR
         PROPOSED NOMINEE(1)        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS       DIRECTOR SINCE        DIRECTED(2)(3)
    ------------------------------  -----------------------------------------------      -----------------   --------------------

                                    Chairman of the Board, TransCanada. Prior to               1998           198,144(6)
     [RICHARD F. HASKAYNE PHOTO]    February 19, 2003, Chairman, Fording Inc. (coal      (director of NOVA
                                    and wollastonite). Director, EnCana Corporation and     since 1991)
         Richard F. Haskayne,       Weyerhaeuser Company.
             O.C., F.C.A.
           Calgary, Alberta

                                    President, Cargill Limited (grain handlers,                1996           22,152(7)(8)
       [KERRY L. HAWKINS PHOTO]     merchants, transporters, processors of agricultural
                                    products and gas marketers). Director, NOVA
           Kerry L. Hawkins         Chemicals Corporation, Shell Canada Limited and
          Winnipeg, Manitoba        Hudson's Bay Company.

                                    Chairman, Resolute Energy Inc. (oil and gas) since         2002           32,031(7)(9)
       [S. BARRY JACKSON PHOTO]     2002 and Chairman, Deer Creek Energy Limited since
                                    2001 (oil and gas). President and Chief Executive
           S. Barry Jackson         Officer, Crestar Energy Inc. (oil and gas), from
           Calgary, Alberta         1993 to 2000. Director, Nexen Inc.

                                    Professor, Department of Economics, Massachusetts          2004           5,000
        [PAUL L. JOSKOW PHOTO]      Institute of Technology (education). Director,
                                    National Grid Transco PLC and Whitehead Institute
            Paul L. Joskow          for Biomedical Research. Trustee of Putnam Mutual
       Cambridge, Massachusetts     Funds and President, Yale University Council.

                                                      TRANSCANADA CORPORATION  7

                                                                                                              SECURITIES OWNED,
                                                                                                                CONTROLLED OR
         PROPOSED NOMINEE(1)        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS       DIRECTOR SINCE        DIRECTED(2)(3)
    ------------------------------  -----------------------------------------------      -----------------   --------------------
                                    President and Chief Executive Officer, TCPL, since         2001           555,484(10)(11)
       [HAROLD N. KVISLE PHOTO]     May 2001 and TransCanada since May 2003. Executive
                                    Vice-President, Trading and Business Development,
          Harold N. Kvisle,         TCPL, from June 2000 to April 2001. Senior Vice-
               P. Eng.              President, Trading and Business Development, TCPL,
           Calgary, Alberta         from April 2000 to June 2000. Senior Vice-President
                                    and President, Energy Operations, TCPL, from
                                    September 1999 to April 2000. Prior to
                                    September 1999, President, Fletcher Challenge
                                    Energy Canada Inc. (oil and gas). Director, Norske
                                    Skog Canada Limited, PrimeWest Energy Inc.,
                                    TransCanada Power, L.P., Chair, Interstate National
                                    Gas Association of America and Chair, Mount
                                    Royal College.

                                    Chairman, EnCana Corporation since April 2002 (oil         2001           18,052(7)
       [DAVID P. O'BRIEN PHOTO]     and gas). Chairman and Chief Executive Officer,
                                    PanCanadian Energy Corporation (oil and gas), from
           David P. O'Brien         October 2001 to April 2002. Chairman, President and
           Calgary, Alberta         Chief Executive Officer, Canadian Pacific Limited,
                                    from May 1996 to October 2001 (energy,
                                    transportation and hotels). Director, Royal Bank of
                                    Canada, Fairmont Hotels & Resorts Inc., Inco
                                    Limited, Molson Inc., Profico Energy Management
                                    Ltd. and The E & P Limited Partnership.

                                    Chairman, James and Associates (private investment         1996           18,610(7)
        [JAMES R. PAUL PHOTO]       firm). Member of the Advisory Board, AMEC PLC.
            James R. Paul
           Kingwood, Texas

                                    President, Schaefer & Associates (business advisory        1987           37,826(7)(12)
      [HARRY G. SCHAEFER PHOTO]     services). Vice-Chairman of the Board, TransCanada,
                                    since 1998. Chairman, Crestar Energy Inc. (oil and
          Harry G. Schaefer,        gas), from May 1996 to November 2000. Director,
                F.C.A.              Agrium Inc. and Fording Canadian Coal Trust.
           Calgary, Alberta         Chairman, Alberta Chapter, Institute of Corporate
                                    Directors and Chair, The Mount Royal College
                                    Foundation.

8  TRANSCANADA CORPORATION

                                                                                                              SECURITIES OWNED,
                                                                                                                CONTROLLED OR
         PROPOSED NOMINEE(1)        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS       DIRECTOR SINCE        DIRECTED(2)(3)
    ------------------------------  -----------------------------------------------      -----------------   --------------------

                                    Corporate Director. Chief Executive Officer,               1999           22,800(7)
      [W. THOMAS STEPHENS PHOTO]    MacMillan Bloedel Limited (forest products), from
                                    October 1997 to October 1999. Director, Xcel
          W. Thomas Stephens        Energy Inc., Norske Skog Canada Limited, Qwest
     Greenwood Village, Colorado    Communications International Inc. and The Putnam
                                    Funds.

    NOTES:

      (1) WITH THE EXCEPTION OF MESSRS. JOSKOW, PAUL, AND STEPHENS, WHO ARE U.S. RESIDENTS, ALL NOMINEES ARE CANADIAN RESIDENTS.

      (2) THE INFORMATION AS TO SHARES BENEFICIALLY OWNED OR OVER WHICH CONTROL OR DIRECTION IS EXERCISED, NOT BEING WITHIN THE KNOWLEDGE OF TRANSCANADA, HAS BEEN FURNISHED BY EACH OF THE NOMINEES. EXCEPT AS INDICATED IN THESE NOTES, THE NOMINEES HAVE SOLE VOTING AND DISPOSITIVE POWER WITH RESPECT TO THE SECURITIES LISTED ABOVE. AS TO EACH CLASS OF SHARES OF TRANSCANADA, THE PERCENTAGE OF OUTSTANDING SHARES BENEFICIALLY OWNED BY ANY ONE DIRECTOR OR NOMINEE OR BY ALL DIRECTORS AND OFFICERS OF TRANSCANADA AS A GROUP DOES NOT EXCEED 1% OF THE CLASS OUTSTANDING.

      (3) VOTING SECURITIES INCLUDE COMMON SHARES THAT CERTAIN OF THE DIRECTORS HAVE A RIGHT TO ACQUIRE THROUGH THE EXERCISE OF STOCK OPTIONS THAT ARE VESTED UNDER THE STOCK OPTION PLAN (SEE NOTES 6 AND 10), AND COMMON SHARES WHICH ELIGIBLE DIRECTORS MAY ACQUIRE UNDER THE SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS (1998) (SEE NOTE 7), BOTH OF WHICH PLANS ARE DESCRIBED ELSEWHERE IN THIS PROXY CIRCULAR.

      (4) THE SHARES LISTED ALSO INCLUDE 100 CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES SERIES U AND 500 CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES Y OF TCPL, AND 2,000 UNITS OF TRANSCANADA POWER, L.P.

      (5) THE SHARES LISTED INCLUDE 1,000 UNITS OF TRANSCANADA POWER, L.P.

      (6) PART OF THE COMPENSATION OF THE DIRECTORS WHO WERE FORMERLY DIRECTORS OF NOVA WAS THE GRANTING OF OPTIONS UNDER NOVA'S STOCK OPTION PLAN. AS PART OF THE 1998 MERGER WITH NOVA, ALL NOVA OPTIONS WERE CONVERTED INTO OPTIONS OF BOTH NOVA CHEMICALS CORPORATION (A SEPARATE PUBLIC COMMODITY CHEMICALS COMPANY) AND TCPL. AS A RESULT, THE DIRECTORS WHO WERE FORMERLY DIRECTORS OF NOVA HOLD OPTIONS UNDER THE STOCK OPTION PLAN, WHICH IS OTHERWISE RESTRICTED TO EMPLOYEES OF TRANSCANADA. UNDER THE STOCK OPTION PLAN, MR. HASKAYNE HAS THE RIGHT TO ACQUIRE 39,072 SHARES.

      (7) UNDER THE SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS (1998), THESE DIRECTORS MAY ACQUIRE THE FOLLOWING COMMON SHARES: MR. BALDWIN -- 8,052 SHARES, MS. DOBSON -- 17,965 SHARES, MRS. GAUTHIER -- 8,052 SHARES,
        MR. HAWKINS -- 18,355 SHARES, MR. JACKSON -- 3,031 SHARES,
        MR. O'BRIEN -- 8,052 SHARES AND MR. SCHAEFER -- 9,610 SHARES. MR. PAUL AND MR. STEPHENS, AS U.S. RESIDENTS, ARE INSTEAD ENTITLED TO RECEIVE THE CASH EQUIVALENT TO 9,610 AND 20,800 SHARES, RESPECTIVELY. A DIRECTOR CANNOT REDEEM DEFERRED SHARE UNITS UNTIL THE DIRECTOR CEASES TO BE A MEMBER OF THE BOARD.

      (8) THE SHARES LISTED INCLUDE 2,500 SHARES HELD BY MR. HAWKINS' WIFE.

      (9) THE SHARES LISTED INCLUDE 5,000 UNITS OF TRANSCANADA POWER, L.P. AND 8,000 COMMON SHARES HELD BY MR. JACKSON'S WIFE.

     (10) MR. KVISLE, AS AN EMPLOYEE OF TRANSCANADA, HAS THE RIGHT TO ACQUIRE 516,667 COMMON SHARES UNDER VESTED STOCK OPTIONS, WHICH AMOUNT IS INCLUDED IN THIS COLUMN. MR. BALDWIN, AS FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TCPL, ALSO HAS THE RIGHT TO ACQUIRE 200,000 COMMON SHARES UNDER VESTED STOCK OPTIONS, WHICH AMOUNT IS INCLUDED IN THIS COLUMN.

     (11) MR. KVISLE, AS AN EMPLOYEE OF TRANSCANADA, PARTICIPATES IN THE EMPLOYEE STOCK SAVINGS PLAN WHICH IS DESCRIBED ELSEWHERE IN THIS PROXY CIRCULAR; HIS HOLDINGS IN THIS PLAN AND 1,000 UNITS OF TRANSCANADA POWER, L.P. ARE INCLUDED IN THIS COLUMN.

     (12) THE SHARES LISTED INCLUDE 700 COMMON SHARES HELD BY MR. SCHAEFER'S WIFE AND 5,500 COMMON SHARES HELD BY A COMPANY CONTROLLED BY
        MR. SCHAEFER'S WIFE. MR. SCHAEFER DISCLAIMS BENEFICIAL OWNERSHIP OF SUCH SHARES.

    Mr. Joseph D. Thompson will retire from the Board effective April 23, 2004. Management and the Board acknowledge with gratitude the valuable contributions of Mr. Thompson over the past nine years to the TransCanada board of directors. Mr. Paul L. Joskow has been named as a new nominee for election.

3.  APPOINTMENT OF AUDITORS

    The Board recommends that KPMG LLP, Chartered Accountants, be reappointed as TransCanada's auditors to hold office until the close of the next annual meeting and that the directors be authorized to fix their remuneration as such. KPMG LLP have served as the auditors of TransCanada since 1956. The

                                                      TRANSCANADA CORPORATION  9
    appointment of auditors will be decided by a simple majority of votes cast by holders of common shares at the Meeting.

    The aggregate fees for professional services rendered by KPMG LLP for the TransCanada group of companies for the 2003 and 2002 fiscal years are shown in the table below:

                                                                    2003       2002
                                                                  --------   --------
                                                                   Fees in millions
                                                                      of dollars
    Audit Fees..................................................   $1.80      $1.80
    Audit-Related Fees(1).......................................    0.05       0.02
    Tax Fees(2).................................................    0.06       0.10
    All Other Fees(3)...........................................    0.05       --
                                                                   -----      -----
    Total.......................................................   $1.96      $1.92
                                                                   =====      =====

    NOTES:

      (1) AUDIT-RELATED FEES PRIMARILY RELATE TO AUDITS OF COMPANY APPROVED PENSION PLANS.

      (2) TAX FEES PRIMARILY RELATE TO TAX ADVICE AND COMPLIANCE.

      (3) ALL OTHER FEES PRIMARILY RELATE TO SARBANES-OXLEY ACT OF 2002 COMPLIANCE WORK.

    Representatives of KPMG LLP will be present at the Meeting, will be given the opportunity to make a statement if they so wish and will respond to appropriate questions.

4.  AMENDMENTS TO THE STOCK OPTION PLAN

    In 1995 TCPL established the Key Employee Stock Incentive Plan (1995) (the "1995 Option Plan"). The 1995 Option Plan was subsequently amended, with the approval of the shareholders of that company, on May 19, 1998. As part of the Arrangement with TCPL effective May 15, 2003, a stock option plan (the "Stock Option Plan") was adopted by TransCanada with substantially the same terms and conditions as the 1995 Option Plan, as amended.

    The Toronto Stock Exchange (the "TSX") requires that a share compensation arrangement be affirmed by the affirmative votes of a simple majority of votes cast at the Meeting, excluding votes attaching to the common shares beneficially owned by insiders to whom the common shares may be issued pursuant to the Stock Option Plan and associates of these insiders. To the best of TransCanada's knowledge, 713,560 of the common shares are held by such insiders and their associates and will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained.

    Shareholders will be asked at the Meeting to consider and, if deemed advisable, to approve, by a simple majority of votes cast at the Meeting (other than votes attaching to the common shares beneficially owned by insiders to whom the common shares may be issued pursuant to the Stock Option Plan, or associates of such insiders) a resolution, the text of which is set out in Schedule "A" of this Proxy Circular (the "Option Plan Resolution") to approve certain amendments to the Stock Option Plan. See "Report on Executive Compensation -- Long-Term Incentive Plans -- Stock Option Plan". If the Option Plan Resolution is not passed, the Stock Option Plan will continue on the same terms as it was the day before the Meeting.

    The Board of Directors has approved, subject to shareholder approval, certain amendments to the Stock Option Plan, the effects of which are as follows:

     i) to confirm the Stock Option Plan in place until the close of business on the date of TransCanada's 2007 annual meeting of common shareholders. Currently, the Stock Option Plan has an expiry date of December 31, 2004; and

     ii) to increase by 1,000,000 the total number of common shares reserved for issuance under the Stock Option Plan.

    When it was established, 10,000,000 common shares were reserved for issuance under the 1995 Option Plan. An additional 15,000,000 common shares were reserved for issuance under the 1995 Option Plan at the time

10  TRANSCANADA CORPORATION
    of the merger with NOVA Corporation on July 2, 1998. There are currently 3,675,445 common shares reserved for issuance under future awards of options under the Stock Option Plan.

    Shareholders are being requested to approve an increase in the number of common shares reserved for issuance under the Stock Option Plan by 1,000,000. This is considered a sufficient number of common shares to adequately provide for all option awards for the next three years. Shareholders will be asked to approve the Stock Option Plan in another three years.

    The Board of Directors unanimously recommends that shareholders vote in favour of the Option Plan Resolution.

5.  APPROVAL OF THE SHAREHOLDER RIGHTS PLAN

    On December 2, 1994, TCPL implemented its Shareholder Rights Plan (the "Shareholder Rights Plan"). The Shareholder Rights Plan was subsequently amended, with the approval of the shareholders of that company, as of April 7, 1995, May 19, 1998, and April 27, 2001. As part of the Arrangement with TCPL effective May 15, 2003, the Shareholder Rights Plan was adopted by TransCanada with substantially the same terms and conditions as the TCPL Shareholder Rights Plan.

    Shareholders will be asked at the Meeting to consider and, if deemed advisable, to approve, by a simple majority of votes cast at the Meeting, a resolution, the text of which is set forth in Schedule "B" of this Proxy Circular (the "Rights Plan Resolution"), to continue and ratify, confirm and approve the Shareholder Rights Plan. For the Shareholder Rights Plan to continue in effect after the Meeting, the Rights Plan Resolution must be passed by a majority vote of common shareholders represented at the Meeting. If the Rights Plan Resolution is not passed, the Rights Plan will terminate.

    The Board of Directors has determined that the Shareholder Rights Plan continues to be in the best interests of TransCanada and the shareholders. The Board of Directors unanimously recommends that shareholders vote in favour of the Rights Plan Resolution. A summary of the Shareholder Rights Plan is also set out in Schedule "B" to this Proxy Circular.

6.  SHAREHOLDER PROPOSALS

    Pursuant to Canadian law, shareholder proposals to be considered for inclusion in the management proxy circular for the 2005 annual meeting of holders of common shares must be received by the Corporate Secretary of TransCanada on or before the close of business on December 24, 2004. No shareholder proposals were received in respect of the Meeting.

                       COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS

    TransCanada's directors also serve as directors of TCPL. An aggregate fee is paid for serving on the board of TransCanada and for serving on the board of TCPL. Since TransCanada does not hold any assets directly other than the common shares of TCPL and does not raise public debt, all directors' costs are assumed by TCPL according to a management services agreement between the two companies.

GENERAL

    TransCanada's directors' compensation practices are designed to reflect the size and complexity of TransCanada and to reinforce the emphasis TransCanada places on shareholder value by linking a portion of directors' compensation to the value of common shares. TransCanada requires each director to acquire and hold a minimum number of common shares equal in value to five times the director's annual cash retainer fee. Directors have a maximum of five years to reach this level of share ownership. The level of ownership can be achieved by direct purchase of common shares, by participation in the TransCanada Dividend Reinvestment Plan or by means of directing cash retainer fees into, or otherwise acquiring units under, the Share Unit Plan for Non-Employee Directors (1998) (the "DSU Plan"), described elsewhere in this Proxy Circular. All directors hold the minimum number of common shares.

                                                     TRANSCANADA CORPORATION  11

BOARD AND COMMITTEE REMUNERATION

    For the financial year ended December 31, 2003, each director who was not an employee of TransCanada, other than the Chair, was paid in quarterly instalments in arrears as follows:

Retainer fee................................................  $27,000 per annum
Committee retainer fee......................................  $3,000 per annum
Committee Chair retainer fee................................  $4,000 per annum
Board and Committee attendance fee..........................  $1,500 per meeting
Committee Chair attendance fee..............................  $1,500 per meeting

    The Chair, who was paid none of the directors' fees outlined above, was paid a retainer fee of $300,000 per annum in respect of his duties as Chair, $3,000 per chaired board meeting, and was reimbursed for certain office and other expenses. The Vice-Chair was paid a retainer fee of $12,000 per annum in respect of his duties as Vice-Chair, in addition to his other director's fees as outlined above. Additionally, directors other than the Chair and any director who is an employee of TransCanada, receive in respect of their service as directors, an annual grant of units under the DSU Plan. See "Deferred Share Unit Plan for Directors". Fees are paid quarterly and are pro-rated from the date of the director's appointment to the Board and the relevant committees.

    TransCanada pays a travel fee of $1,500 per meeting for which round trip travel time exceeds three hours, and reimburses the directors for out-of-pocket expenses incurred in attending such meetings. Directors who are U.S. residents are paid the same amounts as outlined above in U.S. dollars.

                     CASH FEES PAID TO DIRECTORS IN 2003(1)

                                              COMMITTEE     COMMITTEE        BOARD      COMMITTEE
                                   RETAINER   RETAINER    CHAIR RETAINER   ATTENDANCE   ATTENDANCE    TRAVEL    TOTAL FEES
    NAME                             FEE         FEE           FEE            FEE          FEE         FEE         PAID
    ----                           --------   ---------   --------------   ----------   ----------   --------   ----------
    Douglas Baldwin(2)...........  $ 27,000    $6,000         $4,000         $16,500     $16,500     $ 1,500     $ 71,500
    Wendy Dobson(2)..............    27,000     6,000          4,000          16,500      12,000       9,000       74,500
    Paule Gauthier...............    27,000     6,000            N/A          18,000      13,500      10,500       75,000
    Richard Haskayne(3)..........   339,000       N/A            N/A             N/A         N/A       1,500      340,500
    Kerry Hawkins(2).............    27,000     6,000          4,000          18,000      19,500      12,000       86,500
    Barry Jackson................    27,000     6,000            N/A          19,500      13,500       1,500       67,500
    David O'Brien................    27,000     6,000            N/A          13,500       4,500       1,500       52,500
    James Paul(4)................    27,000     6,000            N/A          19,500      12,000      10,500       75,000
    Harry Schaefer(2)(5).........    39,000     6,000         25,647          19,500      21,000         N/A       89,500
    W. Thomas Stephens(4)........    27,000     6,000            N/A          19,500       9,000      12,000       73,500
    Joseph Thompson..............    27,000     6,000            N/A          18,000      10,500      12,000       73,500

    NOTES:

     (1) FEES ARE AGGREGATE AMOUNTS RESPECTING DUTIES PERFORMED ON BOTH TRANSCANADA AND TCPL BOARDS.

     (2) THE COMMITTEE CHAIR RETAINER FEE AMOUNT INCLUDES FEES PAID IN ADDITION TO THE COMMITTEE RETAINER FEE IN RESPECT OF DUTIES PERFORMED AND MEETINGS HELD IN PREPARATION FOR COMMITTEE MEETINGS.

     (3) THE RETAINER FEE AMOUNT INCLUDES THE FEE OF $3,000 IN RESPECT OF EACH BOARD MEETING CHAIRED.

     (4)  U.S. DIRECTORS ARE PAID THESE DOLLAR AMOUNTS IN U.S. DOLLARS.

     (5) THE RETAINER FEE AMOUNT INCLUDES THE FEE OF $12,000 IN RESPECT OF DUTIES PERFORMED AS VICE-CHAIR.

DEFERRED SHARE UNIT PLAN FOR DIRECTORS

    The Share Unit Plan for Non-Employee Directors (1998) was established in 1998 and was amended and restated in October 2000. The DSU Plan allows eligible Board members, on a quarterly basis, to direct their annual directors' retainer fee or, at the discretion of the Governance Committee, other board-related fees, to acquire units representing the right to acquire common shares. The DSU Plan also allows for grants of units as additional directors' compensation; these grants are made annually to the directors other than the

12  TRANSCANADA CORPORATION

    Chair and the President and Chief Executive Officer. In September 2003, a grant of 3,000 DSU units per eligible director was made.

    Initially the value of a DSU unit is equal to the market value of a common share at the time the directors are credited with the units. Thus the grant of 3,000 DSU units in September 2003 had an initial cash value of approximately $75,390. The value of a DSU unit, when redeemed, is equivalent to the market value of a common share at the time the redemption takes place. In addition, at the time dividends are declared on the common shares each DSU unit accrues an amount equal to such dividends, which amount is then reinvested at such time in additional DSU units at a price equal to the market value of a common share. DSU units do not vest until the director ceases to be a member of the Board.

COMPENSATION OF OFFICERS

    TransCanada's officers also serve as officers of TCPL. An aggregate remuneration is paid for serving as an officer of TransCanada and for serving as an officer of TCPL. Since TransCanada does not hold any assets directly other than the common shares of TCPL and does not raise public debt, all officers' costs are assumed by TCPL according to a management services agreement between the two companies.

SUMMARY COMPENSATION TABLE

    The following table provides a summary of the remuneration earned by the President and Chief Executive Officer and the four other most highly compensated policy-making executive officers of TransCanada serving at December 31, 2003 (collectively, the "Named Executive Officers"), for services rendered in all capacities during the financial years ended December 31, 2003, 2002 and 2001. The summary of the remuneration also includes stock options awarded under the Stock Option Plan and units awarded under the Executive Share Unit Plan on February 23, 2004 which awards are attributable, in part, to 2003 performance. Specific aspects of this compensation are described in the following tables.

    ------------------------------------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                 -------------------------------------------------   ---------------------------
                                                                                               AWARDS
                                                                                     ---------------------------
                                                                                     SECURITIES
                                                                        OTHER          UNDER
    NAME AND PRINCIPAL POSITION                                        ANNUAL         OPTIONS       RESTRICTED        ALL OTHER
    OF THE NAMED EXECUTIVE                   SALARY    BONUS(1)    COMPENSATION(2)   GRANTED(3)   SHARE UNITS(4)   COMPENSATION(5)
    OFFICERS                       YEAR       ($)         ($)            ($)            (#)            ($)               ($)
    ------------------------------------------------------------------------------------------------------------------------------
    H.N. Kvisle                    2003     772,503      900,000        69,108       165,000         1,961,538          53,915
    President and                  2002     726,252    1,000,000        93,230       200,000         1,095,000               0
    Chief Executive Officer        2001     627,091      959,000        32,999       250,000(6)              0               0
    ------------------------------------------------------------------------------------------------------------------------------
    R.K. Girling                   2003     443,751      430,000        39,611       60,000            784,570          21,566
    Executive Vice-President,      2002     420,003      480,000        26,904       80,000            438,000           6,575
    Corporate Development and      2001     395,001      440,000        26,812       65,000                  0           6,561
      Chief Financial Officer
    ------------------------------------------------------------------------------------------------------------------------------
    A.J. Pourbaix                  2003     382,506      430,000        51,638       60,000            700,552          21,566
    Executive Vice-President,      2002     322,500      480,000        14,790       80,000            438,000           6,575
    Power                          2001     290,001      440,000        13,487       65,000                  0               0
    ------------------------------------------------------------------------------------------------------------------------------
    R.J. Turner                    2003     447,501      300,000        64,233       40,000            577,272          16,175
    Executive Vice-President,      2002     436,254      340,000        41,420       60,000            328,500               0
    Gas Transmission               2001     412,503      340,000        45,453       50,000                  0               0
    ------------------------------------------------------------------------------------------------------------------------------
    D.J. McConaghy                 2003     337,506      400,000        43,595       60,000            616,534          16,175
    Executive Vice-President,      2002     322,500      310,000        56,043       60,000            328,500               0
    Gas Development                2001     265,000      260,000        34,970       45,000                  0               0
    ------------------------------------------------------------------------------------------------------------------------------

    NOTES:

     (1) AMOUNTS REFERRED TO IN THIS TABLE AS "BONUS" ARE PAID PURSUANT TO TRANSCANADA'S INCENTIVE COMPENSATION PROGRAM. SEE "REPORT ON EXECUTIVE COMPENSATION -- SHORT-TERM INCENTIVE COMPENSATION".

                                                     TRANSCANADA CORPORATION  13

     (2) THE AMOUNTS IN THIS COLUMN INCLUDE THE VALUE OF SALARY PAID IN LIEU OF VACATION AND THESE NAMED EXECUTIVES OFFICERS RECEIVED THE FOLLOWING IN 2003: MR. KVISLE -- $28,270, MR. TURNER -- $42,308; AND IN 2002:
        MR. KVISLE -- $53,848 AND MR. MCCONAGHY -- $24,231. ALSO, THIS COLUMN INCLUDES AMOUNTS PAID TO THE NAMED EXECUTIVE OFFICERS BY WAY OF FLEX BENEFIT CREDITS APPLIED TO THE EMPLOYEE STOCK SAVINGS PLAN, SPECIFICALLY, IN 2003: MR. KVISLE -- $31,772, MR. POURBAIX -- $14,771 AND MR. TURNER -- $17,388; AND IN 2002: MR. KVISLE -- $32,135 AND
        MR. MCCONAGHY -- $14,200. IN ADDITION, THE AMOUNTS INCLUDE PAYMENTS MADE TO THE NAMED EXECUTIVE OFFICERS BY SUBSIDIARIES AND AFFILIATES OF TRANSCANADA (INCLUDING DIRECTORS' FEES PAID BY AFFILIATES AND AMOUNTS PAID FOR SERVING ON MANAGEMENT COMMITTEES OF PARTNERSHIPS IN WHICH TRANSCANADA HOLDS AN INTEREST), SPECIFICALLY: MR. POURBAIX -- $22,917 (DIRECTORS' FEES PAID BY AN AFFILIATE).

     (3) THIS COLUMN SHOWS THE NUMBER OF STOCK OPTIONS AWARDED UNDER THE STOCK OPTION PLAN TO EACH OF THE NAMED EXECUTIVE OFFICERS FOR EACH OF THE FINANCIAL YEARS. A SIMILAR NUMBER OF PERFORMANCE UNITS WERE GRANTED IN 2002 AND 2001 UNDER THE PERFORMANCE UNIT PLAN. SEE "REPORT ON EXECUTIVE COMPENSATION -- PERFORMANCE UNIT PLAN". FOR THE MOST RECENT YEAR, THE STOCK OPTION AWARD WAS APPROVED IN FEBRUARY 2004 AND IS ATTRIBUTABLE TO THE NAMED EXECUTIVE OFFICER'S 2003 AND EXPECTED FUTURE CONTRIBUTIONS; NO CORRESPONDING PERFORMANCE UNITS WERE GRANTED. OPTIONS AWARDED FOR THE 2002 AND 2001 CALENDAR YEARS ARE DESCRIBED IN THE MANAGEMENT PROXY CIRCULAR DATED FEBRUARY 25, 2003 AND FEBRUARY 26, 2002, RESPECTIVELY. THE STOCK OPTION PLAN IS DESCRIBED UNDER "REPORT ON EXECUTIVE COMPENSATION -- STOCK OPTION PLAN".

     (4) THE AMOUNTS IN THIS COLUMN WERE REPORTED IN THE COLUMN "ALL OTHER COMPENSATION" IN PREVIOUS YEARS AND REFLECT THE DOLLAR VALUE OF UNITS AWARDED UNDER THE EXECUTIVE SHARE UNIT PLAN TO EACH OF THE NAMED EXECUTIVE OFFICERS FOR EACH OF THE FINANCIAL YEARS. THE DOLLAR VALUE IS DETERMINED BY MULTIPLYING THE NUMBER OF UNITS AWARDED BY THE CLOSING MARKET PRICE OF THE COMMON SHARES ON THE DATE OF THE AWARD. IN ADDITION, AT THE TIME DIVIDENDS ARE DECLARED ON THE COMMON SHARES EACH UNIT ACCRUES AN AMOUNT EQUAL TO SUCH DIVIDENDS, WHICH AMOUNT IS THEN REINVESTED AT SUCH TIME IN ADDITIONAL UNITS AT A PRICE EQUAL TO THE MARKET VALUE OF A COMMON SHARE. FOR THE MOST RECENT YEAR, THE AWARD OF UNITS WAS APPROVED IN FEBRUARY 2004 AT AN AWARD PRICE OF $26.80. THE INITIAL AWARD OF UNITS UNDER THE EXECUTIVE SHARE UNIT PLAN APPROVED IN FEBRUARY 2003 IS DESCRIBED IN THE MANAGEMENT PROXY CIRCULAR DATED FEBRUARY 25, 2003. VESTING OF ANY OR ALL OF THESE UNITS IS PERFORMANCE BASED, AND AS SUCH A DISCOUNT FACTOR WAS APPLIED WHEN DETERMINING THE NUMBER OF UNITS AWARDED FOR EACH OF THE FINANCIAL YEARS. SEE "REPORT ON EXECUTIVE COMPENSATION -- EXECUTIVE SHARE UNIT PLAN". THE AGGREGATE NUMBER OF UNITS HELD AT DECEMBER 31, 2003 AND THEIR VALUES AT THEIR RESPECTIVE AWARD DATES ARE AS FOLLOWS:

          ---------------------------------------------------------------------------------------------------------
                                                              RESTRICTED SHARE UNITS                VALUE AT
                                                            HELD AT DECEMBER 31, 2003              AWARD DATE
                                                                        #                              $
          ---------------------------------------------------------------------------------------------------------
          H.N. Kvisle                                             52,210                           $1,148,915
          ---------------------------------------------------------------------------------------------------------
          R.K. Girling                                            20,884                              459,566
          ---------------------------------------------------------------------------------------------------------
          A.J. Pourbaix                                           20,884                              459,566
          ---------------------------------------------------------------------------------------------------------
          R.J. Turner                                             15,663                              344,675
          ---------------------------------------------------------------------------------------------------------
          D.J. McConaghy                                          15,663                              344,675
          ---------------------------------------------------------------------------------------------------------

     (5) THE AMOUNTS IN THE COLUMN "RESTRICTED SHARE UNITS" WERE REPORTED IN THIS COLUMN IN THE MANAGEMENT PROXY CIRCULAR DATED FEBRUARY 25, 2003. FOR 2003, THE AMOUNTS IN THIS COLUMN INCLUDE THE VALUE OF ADDITIONAL UNITS ACQUIRED THROUGH THE REINVESTMENT OF DIVIDEND EQUIVALENTS ACCRUED ON OUTSTANDING UNITS UNDER THE EXECUTIVE SHARE UNIT PLAN. FOR 2002 AND 2001, THE AMOUNTS IN THIS COLUMN ALSO INCLUDE AMOUNTS CONTRIBUTED BY TRANSCANADA TO THE NAMED EXECUTIVE OFFICER UNDER THE DEFINED CONTRIBUTION PENSION PLAN. SEE "PENSION AND RETIREMENT BENEFITS".

     (6) MR. KVISLE WAS APPOINTED PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TCPL ON MAY 1, 2001 AND RECEIVED AN AWARD OF 100,000 STOCK OPTIONS UPON APPOINTMENT.

LONG-TERM INCENTIVE PLANS

PERFORMANCE UNIT PLAN ACCRUALS FOR 2003

    The following table sets forth information regarding Performance Unit Plan awards made to the Named Executive Officers. Effective December 31, 2002 no further awards will be made under the Performance Unit Plan. The estimated future payouts set out in the table include all accruals up to and including the

14  TRANSCANADA CORPORATION
    accrual approved on February 23, 2004 which accrual is attributable to 2003 performance. See "Report on Executive Compensation -- Performance Unit Plan" for information with respect to this plan.

    -----------------------------------------------------------------------------------------------------------------
                                                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                                                                NON-SECURITIES PRICE-BASED PLANS(3)
                                                                              ---------------------------------------
                                       UNITS(1)         PERIOD UNTIL          THRESHOLD        TARGET        MAXIMUM
    NAME                                 (#)            MATURATION(2)         ($ OR #)        ($ OR #)         ($)
    -----------------------------------------------------------------------------------------------------------------
    H.N. Kvisle                        150,000        February 25, 2012          N/A            N/A          305,250
                                       100,000        March 20, 2011             N/A            N/A          293,500
                                        42,500        February 27, 2011          N/A            N/A          124,738
                                        55,000        February 28, 2010          N/A            N/A          209,825
                                        50,000        February 1, 2010           N/A            N/A          190,750
                                        90,000        September 1, 2009          N/A            N/A          343,350
    -----------------------------------------------------------------------------------------------------------------
    R.K. Girling                        65,000        February 25, 2012          N/A            N/A          132,275
                                        45,000        February 27, 2011          N/A            N/A          132,075
                                        45,000        February 28, 2010          N/A            N/A          171,675
                                        50,000        February 1, 2010           N/A            N/A          190,750
                                        20,000        July 29, 2009              N/A            N/A           76,300
                                        25,000        March 1, 2009              N/A            N/A           95,375
                                        25,000        December 3, 2008           N/A            N/A           95,375
                                        25,162        December 9, 2007           N/A            N/A          126,439
    -----------------------------------------------------------------------------------------------------------------
    A.J. Pourbaix                       65,000        February 25, 2012          N/A            N/A          132,275
                                        35,000        February 27, 2011          N/A            N/A          102,725
                                        20,000        February 28, 2010          N/A            N/A           76,300
                                        20,000        February 1, 2010           N/A            N/A           76,300
                                        20,000        March 1, 2009              N/A            N/A           76,300
                                        17,500        December 3, 2008           N/A            N/A           66,763
    -----------------------------------------------------------------------------------------------------------------
    R.J. Turner                         50,000        February 25, 2012          N/A            N/A          101,750
                                        42,500        February 27, 2011          N/A            N/A          124,738
                                        35,000        February 28, 2010          N/A            N/A          133,525
                                        50,000        February 1, 2010           N/A            N/A          190,750
                                        20,000        July 29, 2009              N/A            N/A           76,300
                                        40,000        March 1, 2009              N/A            N/A          152,600
    -----------------------------------------------------------------------------------------------------------------
    D.J. McConaghy                      45,000        February 25, 2012          N/A            N/A           91,575
                                        35,000        February 27, 2011          N/A            N/A          102,725
                                        20,000        February 28, 2010          N/A            N/A           76,300
                                        20,000        February 1, 2010           N/A            N/A           76,300
                                        17,500        March 1, 2009              N/A            N/A           66,763
    -----------------------------------------------------------------------------------------------------------------

    NOTES:

     (1) AS NO FURTHER AWARDS WILL BE MADE UNDER THIS PLAN, IT WILL BE PHASED OUT OVER THE 10-YEAR LIFE OF THE OUTSTANDING UNITS.

     (2) THE EXERCISE PERIOD FOR ALL UNITS COMMENCES UPON VESTING, WHICH IS THE THIRD ANNIVERSARY OF THE AWARD DATE AND EXPIRES ON THE TENTH ANNIVERSARY OF THE AWARD DATE, WITH THE EXCEPTION OF THE PERFORMANCE UNITS MATURING ON FEBRUARY 1, 2010 GRANTED UNDER A ONE TIME SPECIAL PERFORMANCE INCENTIVE PROGRAM, WHICH VESTED ON FEBRUARY 22, 2002. SEE "REPORT ON EXECUTIVE COMPENSATION -- PERFORMANCE UNIT PLAN".

     (3)  THE HUMAN RESOURCES COMMITTEE OF THE BOARD DETERMINED IN
        FEBRUARY 2004 THAT $1.06 WILL ACCRUE FOR 2003 IN RESPECT OF THE AWARDS MADE FROM 1995 TO 2002, WHICH AWARDS ARE REFERRED TO BEGINNING AT THE FIRST LINE FOR EACH NAMED EXECUTIVE OFFICER. THE AMOUNTS REFERRED TO HEREIN MAY NEVER BE RECEIVED BY THE NAMED EXECUTIVE OFFICERS. SEE "REPORT ON EXECUTIVE COMPENSATION -- PERFORMANCE UNIT PLAN".

OPTIONS GRANTED FOR 2003

    The following table sets forth the stock options under the Stock Option Plan earned and awarded to each of the Named Executive Officers for 2003 and for their expected future contributions. See "Report on Executive
    Compensation -- Stock Option Plan" for information with respect to this plan. Options awarded in 2003 and attributable to the executive's performance for the 2002 calendar year are reported in the

                                                     TRANSCANADA CORPORATION  15

    Management Proxy Circular dated February 25, 2003 and in this Proxy Circular under "Compensation of Officers -- Summary Compensation Table".

    -----------------------------------------------------------------------------------------------------------------
                                                                                MARKET VALUE OF
                                                   % OF TOTAL                    COMMON SHARES
                                  NUMBER OF          OPTIONS       EXERCISE        UNDERLYING
                                COMMON SHARES      GRANTED TO        PRICE       OPTIONS ON THE
                                UNDER OPTIONS     EMPLOYEES FOR    ($/COMMON     DATE OF GRANT
    NAME                          GRANTED(1)          2003         SHARE)(2)    ($/COMMON SHARE)     EXPIRATION DATE
    -----------------------------------------------------------------------------------------------------------------
    H.N. Kvisle                    165,000            12.02          26.85           26.80          February 23, 2011
    -----------------------------------------------------------------------------------------------------------------
    R.K. Girling                    60,000             4.37          26.85           26.80          February 23, 2011
    -----------------------------------------------------------------------------------------------------------------
    A.J. Pourbaix                   60,000             4.37          26.85           26.80          February 23, 2011
    -----------------------------------------------------------------------------------------------------------------
    R.J. Turner                     40,000             2.91          26.85           26.80          February 23, 2011
    -----------------------------------------------------------------------------------------------------------------
    D.J. McConaghy                  60,000             4.37          26.85           26.80          February 23, 2011
    -----------------------------------------------------------------------------------------------------------------

    NOTES:

     (1) ANNUAL OPTION AWARDS UNDER THE STOCK OPTION PLAN AWARDED TO THE NAMED EXECUTIVE OFFICERS IN RELATION TO THE 2003 CALENDAR YEAR AND EXPECTED FUTURE CONTRIBUTIONS WERE APPROVED BY THE HUMAN RESOURCES COMMITTEE OF THE BOARD ON FEBRUARY 23, 2004 AND ARE REFLECTED IN THIS PROXY CIRCULAR. THESE OPTIONS VEST AND ARE EXERCISABLE AS TO 33 1/3% ON EACH ANNIVERSARY OF THE AWARD DATE FOR A PERIOD OF THREE YEARS.

     (2) THE EXERCISE PRICE IS EQUAL TO THE HIGHER OF THE CLOSING PRICE OF COMMON SHARES ON THE AWARD DATE AND THE WEIGHTED AVERAGE CLOSING PRICE OF COMMON SHARES ON THE TSX DURING THE FIVE TRADING DAYS IMMEDIATELY PRIOR TO THE AWARD DATE OF THE OPTIONS.

AGGREGATE OPTION EXERCISES DURING 2003 AND 2003 YEAR-END OPTION VALUES

    The following table summarizes, for each of the Named Executive Officers, the number of stock options, if any, exercised during the financial year ended December 31, 2003, the aggregate value realized upon exercise, the total number of unexercised options, if any, and the value of unexercised "in-the-money" options at December 31, 2003. This table does not include the stock options awarded on February 23, 2004 which award is included in the Summary Compensation Table. The value of unexercised "in-the-money" options at the financial year end is the difference between the exercise price and the closing price of $27.88 per share of a common share on the TSX on December 31, 2003. The underlying options have not been and will not necessarily be exercised and the actual gains, if any, on exercise will depend on the value of common shares on the date of exercise.

    ------------------------------------------------------------------------------------------------------------------------
                                                                                                    VALUE OF UNEXERCISED
                                      COMMON                       UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                      SHARES       AGGREGATE         DECEMBER 31, 2003               DECEMBER 31, 2003
                                     ACQUIRED        VALUE                  (#)                             ($)
                                    ON EXERCISE    REALIZED     ----------------------------    ----------------------------
    NAME                                (#)           ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    ------------------------------------------------------------------------------------------------------------------------
    H.N. Kvisle                             0             0       376,875         310,625        3,791,906       1,913,119
    ------------------------------------------------------------------------------------------------------------------------
    R.K. Girling                            0             0       256,412         123,750        2,723,443         764,662
    ------------------------------------------------------------------------------------------------------------------------
    A.J. Pourbaix                      20,000       309,030        96,250         121,250          702,737         739,988
    ------------------------------------------------------------------------------------------------------------------------
    R.J. Turner                        35,000       454,200       187,225          95,625        1,904,179         599,119
    ------------------------------------------------------------------------------------------------------------------------
    D.J. McConaghy                          0             0       153,624          91,250        1,619,927         564,488
    ------------------------------------------------------------------------------------------------------------------------

PENSION AND RETIREMENT BENEFITS

    The Named Executive Officers participate in the Registered Pension Plan and the Executive Supplemental Pension Plan which are both non-contributory defined benefit pension plans. The Registered Pension Plan previously provided three benefit options, a defined benefit, a defined contribution and a combination option (defined benefit and defined contribution). The Registered Pension Plan was amended effective October 1, 2001 eliminating the combination option for new members. The Registered Pension Plan was amended January 1, 2003 to eliminate the defined contribution option. Credited service and benefits of all

16  TRANSCANADA CORPORATION
    previous defined contribution participants has been recognized in the defined benefit plan as if such participant had always participated in the defined benefit plan.

    The defined benefit plan is integrated with Canada Pension Plan benefits. The benefit calculation is based on: 1.25% of a person's highest average pensionable earnings up to the Final Average Year's Maximum Pensionable Earnings; plus 1.75% of a person's highest average pensionable earnings in excess of the Final Average Year's Maximum Pensionable Earnings; multiplied by the total number of years credited in the Registered Pension Plan ("Credited Pensionable Service"). Pensionable earnings include base salary and actual incentive compensation payments to a targeted percentage for all employees. Highest average pensionable earnings are defined as the average annual pensionable earnings during the 36 consecutive months when earnings were highest in the last 15 years prior to termination of employment. Final Average Year's Maximum Pensionable Earnings are defined as the three-year average of the Year's Maximum Pensionable Earnings as determined in accordance with the CANADA PENSION PLAN ACT.

    Registered defined benefit pension plans are subject to a maximum annual benefit accrual provided for by the INCOME TAX ACT (Canada), currently $1,833 for each year of Credited Pensionable Service, with the result that benefits cannot be earned in the Registered Pension Plan on compensation above approximately $116,000 per annum.

    Under the Executive Supplemental Pension Plan, Named Executive Officers of TransCanada, among others, are entitled to supplementary pension benefits. Under this plan, the annual pension benefit is equal to the amount calculated using a formula of 1.75% multiplied by the officer's Credited Pensionable Service under the plan multiplied by the amount by which such officer's highest average annual pensionable earnings exceeds such officer's highest average annual Registered Pension Plan earnings.

    Under the Defined Benefit Plan and the Executive Supplemental Pension Plan, a Named Executive Officer will receive the following normal form of pension:

    (a) in respect of credited service prior to January 1, 1990, upon retirement, a monthly pension payable for life with 60% continuing thereafter to the participant's designated joint annuitant; and

    (b) in respect of credited service on and after January 1, 1990, upon retirement, a monthly pension as described in (a) above and for unmarried participants or married participants who have received spousal consent and who have so elected, a monthly pension payable for life with payments to the participant's estate guaranteed for the balance of 10 years if the participant dies within 10 years of retirement.

    In lieu of the normal form of pension, optional forms of pension payment may be chosen provided that any required waivers are completed.

    The following table sets out for the Named Executive Officers, the estimated annual Defined Benefit Plan benefits (based on the "joint and 60% survivor" method) payable for credited service under the Registered Pension Plan and the Executive Supplemental Pension Plan (excluding amounts payable under the Canada Pension Plan) in specified final average pensionable earnings and years of Credited Pensionable Service classifications.

                                                     TRANSCANADA CORPORATION  17

    -------------------------------------------------------------------------------------------------------------------
                                                       YEARS OF CREDITED PENSIONABLE SERVICE(1)
        FINAL AVERAGE           ---------------------------------------------------------------------------------------
    PENSIONABLE EARNINGS           10             15             20             25              30               35
    -------------------------------------------------------------------------------------------------------------------
          $ 400,000             $ 68,000       $102,000       $136,000       $170,000       $  204,000       $  238,000
    -------------------------------------------------------------------------------------------------------------------
            600,000              103,000        155,000        206,000        258,000          309,000          361,000
    -------------------------------------------------------------------------------------------------------------------
            800,000              138,000        207,000        276,000        345,000          414,000          483,000
    -------------------------------------------------------------------------------------------------------------------
          1,000,000              173,000        260,000        346,000        433,000          519,000          606,000
    -------------------------------------------------------------------------------------------------------------------
          1,200,000              208,000        312,000        416,000        520,000          624,000          728,000
    -------------------------------------------------------------------------------------------------------------------
          1,400,000              243,000        365,000        486,000        608,000          729,000          851,000
    -------------------------------------------------------------------------------------------------------------------
          1,600,000              278,000        417,000        556,000        695,000          834,000          973,000
    -------------------------------------------------------------------------------------------------------------------
          1,800,000              313,000        470,000        626,000        783,000          939,000        1,096,000
    -------------------------------------------------------------------------------------------------------------------
          2,000,000              348,000        522,000        696,000        870,000        1,044,000        1,218,000
    -------------------------------------------------------------------------------------------------------------------

    NOTE:

     (1) ASSUMING THAT THE NAMED EXECUTIVE OFFICERS ABOVE REMAIN EMPLOYED BY TRANSCANADA UNTIL AGE 60 AND THAT THE REGISTERED PENSION PLAN AND THE EXECUTIVE SUPPLEMENTAL PENSION PLAN REMAIN IN FORCE SUBSTANTIALLY IN THEIR PRESENT FORMS, SUCH OFFICERS WILL HAVE APPROXIMATELY THE FOLLOWING LISTED NUMBER OF YEARS OF CREDITED PENSIONABLE SERVICE: H.N.
        KVISLE -- 23 YEARS, R.K. GIRLING -- 24 YEARS; R.J. TURNER -- 31 YEARS, A.J. POURBAIX -- 26 YEARS AND DENNIS J. MCCONAGHY -- 32 YEARS. SEE "EMPLOYMENT CONTRACTS". AMOUNTS ARE ROUNDED TO THE NEAREST ONE THOUSAND DOLLARS.

EMPLOYMENT CONTRACTS

    TransCanada has entered into an agreement with Mr. Kvisle to grant additional credited pensionable service. Upon his completion of five years of continuous service with TransCanada (the "Vesting Period"), he will be granted five years of additional credited pensionable service. Effective on each of the next five anniversaries of the Vesting Period, Mr. Kvisle will be granted one additional year of credited pensionable service. All such additional service is not to exceed ten additional years of credited pensionable service and is only to be recognized on that portion of his pensionable earnings which exceeds his annual Registered Pension Plan earnings, to be recognized in the TransCanada Executive Supplemental Pension Plan.

COMPOSITION OF THE HUMAN RESOURCES COMMITTEE

    The Human Resources Committee of the Board (the "Committee") is composed of five directors, K.L. Hawkins (Chair), W.K. Dobson, D.P. O'Brien,
    W.T. Stephens, and J.D. Thompson, who are neither officers nor former officers of TransCanada or any of its subsidiaries. The Committee is charged with the mandate described under "Compensation and Other
    Information -- Corporate Governance -- Human Resources Committee". The Committee reports to the Board on all material matters considered or recommended and approved by it.

REPORT ON EXECUTIVE COMPENSATION

    The Committee reviews overall compensation policies and approves the salary and other remuneration to be awarded to executive officers of TransCanada. TransCanada has adopted a market based compensation program which is designed to be competitive in attracting and retaining employees and to appropriately reward accomplishments and results through pay for performance. The program is comprised of four components: base salary, short-term, mid-term and long-term incentive compensation. The program provides for a combination of competitive base salary and performance-based incentive programs that focus on business achievements, fulfillment of individual objectives and overall job performance. There is a particular focus on reinforcing commitment to maximize shareholder value. Business and individual performance targets are set annually. If actual performance meets objectives, an individual's total direct compensation is designed to be comparable to the median of the market. If actual performance exceeds those targets, an individual's total direct compensation is designed to be competitive with compensation levels in other top performing companies within the comparator group.

18  TRANSCANADA CORPORATION

    In addition, effective January 1, 2003, senior officers of TransCanada were given guidelines to achieve an ownership stake in TransCanada that is significant in relation to their base salary. Officers have five years to meet these ownership guidelines, which are:

                           President and Chief Executive Officer.........  3 times Base Salary
                           Executive Vice-Presidents.....................  2 times Base Salary
                           Certain Senior Executives.....................  1 times Base Salary

    In calculating their ownership in TransCanada, officers are entitled to include the value of shares owned, and any units held under the Executive Share Unit Plan, described elsewhere in this Proxy Circular. Pursuant to TransCanada's stock ownership guidelines, as at December 31, 2003 the CEO held a current value of $2,543,073 in eligible shares. This is equivalent to
    3.24 times his 2003 base salary.

    The pay mix as between base salary and performance based incentive programs for the Named Executive Officers ranges from 26% to 37% of total direct compensation in base pay and 63% to 74% of total direct compensation in performance based incentives.

    When determining the level of individual executive compensation, the Committee considers market compensation data, which is provided by independent compensation consultants. This compensation data comprises aggregate compensation market data from other Canadian based companies (head office or subsidiary offices) of similar size and scope to TransCanada, determined by revenue, assets, market capitalization, number of employees and industry. The industry data utilized is derived from and includes oil and gas (upstream, downstream, heavy oil), pipeline, transportation and, for the power business, electric utilities. This group of companies is referred to in this report as the "comparator group".

    For 2003, TransCanada's objectives focused on the diligent and disciplined implementation of TransCanada's key strategies for growth and value creation. Performance against these strategies delivered strong financial results with an increase in earnings compared to 2002 and continued strong cash flows. Specifically:

    - Net income from continuing operations per share in 2003 was $1.66 compared to $1.56 in 2002;

    - Funds generated from continuing operations in 2003 were approximately $1.8 billion; and

    - Total shareholder return was 27% in 2003.

    BASE SALARIES

    Base salaries for the Named Executive Officers are considered against the market compensation data for similar roles and levels of responsibility within the comparator group. Individual salaries are based on the Named Executive Officer's performance contribution to TransCanada, as assessed by the President and Chief Executive Officer and the Committee, and approved by the Committee.

    SHORT-TERM INCENTIVE COMPENSATION

    Annual incentive compensation is designed to link total cash (base salary and short-term incentive awards combined) compensation levels to the achievement of business and individual goals. The plan provides for annual cash awards based on individual contribution to TransCanada's results, measured against objectives that are determined at the beginning of each year with an emphasis placed on the individual's performance or contribution toward financial objectives.

    If individual threshold performance levels are not reached, no incentive is payable; if target performance levels are reached, the notional market target award is payable. The plan also provides for incentive payments in excess of the notional market target award, at the discretion of the President and Chief Executive Officer and in consultation with the Committee, if performance in a year is superior or exceptional.

                                                     TRANSCANADA CORPORATION  19

    MID-TERM INCENTIVE PROGRAM

      EXECUTIVE SHARE UNIT PLAN

    The Named Executive Officers participate in a mid-term incentive program, the Executive Share Unit Plan (the "ESU Plan") implemented on February 24, 2003. The ESU Plan is an integral part of TransCanada's competitive compensation program and is performance driven in that it aligns the individual performance of TransCanada's officers, including the Named Executive Officers, with the achievement of TransCanada's financial objectives and shareholder interests. Under the ESU Plan, the Named Executive Officers are eligible for an annual award of a certain number of units as determined at the discretion of the Committee. The Committee will consider an individual's performance, level of responsibility, number of stock options awarded, the market value of TransCanada's ESU and stock option awards in comparison to the market data of its competitors, and the degree to which each executive's potential and contribution will be key to the success of TransCanada in determining the size of the unit award for each individual executive officer.

    At the time of an award, each ESU unit represents one common share and, during the three year vesting cycle, at the time dividends are declared on the common shares each unit accrues an amount equal to such dividends, which amount is then reinvested at such time in additional units at a price equal to the market value of a common share. At the end of three years, provided that the pre-determined corporate performance criteria (as discussed below) are met, the units will vest. Upon vesting, the units held will be valued based on the current share price (a weighted average closing price on the Toronto Stock Exchange ("TSX") during the five trading days immediately prior to the valuation date) of the common shares.

    At the time of an award, the Committee will set predetermined corporate performance criteria as a target and a threshold. If at the end of the three year term the target is achieved or exceeded, 100% of the units held will vest and, if only the threshold is achieved, 50% of the units held will vest. If the threshold is not achieved, none of the units held will vest. In the event that the threshold is exceeded but the target is not achieved, the Committee will have the discretion to determine on a PRO RATA basis the number of units that vest. Awards are based on the target and threshold and are measured with respect to the absolute total shareholder return ("TSR"), the relative TSR as compared to other specified comparison companies
    (these include Canadian and U.S. organizations with comparable business models and a sample of the Standard & Poor's ("S&P")/TSX 60 index companies) and corporate financial performance (earnings per share (EPS) and funds generated from continuing operations).

    LONG-TERM INCENTIVE PROGRAM

      STOCK OPTION PLAN

    The Named Executive Officers, as well as other key employees, are eligible to participate in the Stock Option Plan. See "Business to be Transacted at the Meeting -- Amendments to the Stock Option Plan.

    The Stock Option Plan is a component of the Named Executive Officers' total compensation program. The Stock Option Plan is intended to reinforce executive officer commitment to the long-term growth and profitability of TransCanada and shareholder value. The size of the annual stock option award to individual executive officers is determined by considering individual performance, level of responsibility, authority and overall importance to the current welfare of TransCanada, and the degree to which each executive officer's long-term potential and contribution will be key to the long-term success of TransCanada. The Committee has flexibility in the determination of the size of the award, the vesting date and expiry date for any options awarded; and, when making its decisions, takes into account all relevant circumstances (including the value of TransCanada's stock option awards in comparison with its competitors and the number of units awarded under the ESU Plan). In the case of stock options, executive officers benefit only if the market value of the stock subject to the option at the time of exercise is greater than that at the time of the award.

    The Stock Option Plan is administered by the Committee. The exercise price of options is determined by the Committee at the time options are awarded and is equal to the higher of the closing price of common shares on the date of the award and the weighted average closing price of the common shares on the TSX during the five trading days immediately preceding the date of the award. Options awarded under the Stock Option Plan up to and including the 2002 award vest as to 25% on the date of award and then 25% on each

20  TRANSCANADA CORPORATION
    anniversary thereafter for a period of three years and will be eligible to be exercised until their expiry date, which is generally ten years from the date on which they were awarded. Options awarded under the Stock Option Plan since 2003 will vest as to 33 1/3% on each anniversary of the date of award for a period of three years. Such options will be eligible to be exercised until their expiry, which will generally be seven years from the date on which they were granted.

    The total number of common shares originally reserved for issuance under the 1995 Option Plan was 25,000,000. As at December 31, 2003, approximately 10,355,000 common shares were issuable under outstanding options under the Stock Option Plan. As at February 24, 2004, approximately 11,555,000 common shares were issuable under outstanding options under the Stock Option Plan. Exercise prices for unexercised, issued options range from $10.03 to $26.85, with expiry periods ranging from March 4, 2004 to February 25, 2012.

      PERFORMANCE UNIT PLAN

    The Performance Unit Plan was established in 1995, has been amended from time to time and is administered by the Committee. The Named Executive Officers, as well as other key employees, participate in the plan. In
    July 2002, the Committee amended the plan to provide that no further units would be granted under the plan. Accruals on outstanding performance units, however, will continue in accordance with the plan until 2012.

    Under the Performance Unit Plan, a unit accrues annually a cash amount which is no greater than the dividends paid on a common share for the preceding financial year if TransCanada's total shareholder return is equal to or greater than that of the peer group index for such financial year. If TransCanada's total shareholder return is less than that of the peer group index for such year, the Committee may award a lesser amount.

    A performance unit may be redeemed for the dollar value accrued on the unit beginning on the third anniversary of the award date, the vesting date, and is deemed to be automatically redeemed on the tenth anniversary of the award date. However, at the time of exercise the market price of a common share plus the amount accrued on the unit must be equal to or greater than the market price of a common share on the award date of the unit, and the Stock Option awarded on the same date as the unit must have been previously exercised provided such exercise was not prior to the unit's vesting date.

    As at December 31, 2003, approximately 7,550,000 units under the Performance Unit Plan were outstanding. As at February 24, 2004, approximately 7,519,000 units under the Performance Unit Plan were outstanding.

    EMPLOYEE STOCK SAVINGS PLAN

    Named Executive Officers participate in the Employee Stock Savings Plan on the same basis as all other TransCanada employees. Each employee may direct a payroll deduction toward the purchase of common shares. TransCanada matches the employee-directed purchase in an amount equal to 25% of the employee amount to a maximum additional TransCanada contribution of 1% of the employee's base salary. The shares purchased and the dividends paid on those shares are allocated to the employee account and vest immediately.

    COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Mr. Kvisle's compensation is established with reference to the comparator group. The Committee makes recommendations to the Board regarding
    Mr. Kvisle's compensation on the same performance-related basis as for the other executive officers including a review of the CEO's success with respect to all of his personal objectives. There are no established weightings or formulaic calculations used in assessing Mr. Kvisle's performance against objectives. The Committee considered weightings but made a decision to use discretion instead, but place a higher emphasis on financial results such as EPS, earnings before interest, taxes, depreciation and amortization (EBITDA) and TEV/EBITDA (total enterprise value divided by EBITDA). Mr. Kvisle's compensation is comprised of base salary, incentive compensation and participation

                                                     TRANSCANADA CORPORATION  21
    in the ESU Plan, Stock Option Plan, Performance Unit Plan, Employee Stock Savings Plan, and Registered Pension Plan and Executive Supplemental Pension Plan. See "Compensation and Other Information -- Employment Contracts".

    The President and Chief Executive Officer's 2003 personal objectives focused on maximizing shareholder value by providing strong corporate leadership in the pursuit of growth and value creation through business development opportunities in the pipeline and power businesses; optimizing company assets through active portfolio management and adhering to operationally excellent business practices; and, building management teams at all levels of the organization capable of delivering business results in line with investors expectations. Advancing TransCanada's position in the overall energy value chain by building long-term winning relationships is an ongoing priority for Mr. Kvisle. In 2003, his attention was concentrated on eastern customers, members of the Canadian Association of Petroleum Producers
    (CAPP), and northern constituencies, and he was appointed as the first Canadian chair of the Board of Directors of the Interstate National Gas Association of America (INGAA).

    The level of focused and strategic leadership provided by Mr. Kvisle resulted in net income, earnings per share, and TSR in excess of objectives, positioning TransCanada to capture opportunities that create significant value for shareholders in the short term and over the long term.

    The Board is of the view that Mr. Kvisle's contribution to TransCanada's achievements in 2003 was superior, resulting in his compensation being in excess of the median of the comparator group. In the determination of Mr. Kvisle's total direct compensation for 2003, the Board considered the achievement of the corporate and personal objectives and goals (both financial and non-financial) as well as any significant economic, industrial, or market circumstances that influenced the performance of TransCanada. In this regard, the Board determined that all financial objectives of TransCanada were met with the majority exceeding target.

    Submitted by the Human Resources Committee of the Board:

              K.L. Hawkins (Chair)      W.T. Stephens
              W.K. Dobson               J.D. Thompson
              D.P. O'Brien

22  TRANSCANADA CORPORATION

PERFORMANCE GRAPH

    The following chart compares the five-year cumulative total shareholder return on the TransCanada (formerly TCPL) common shares to the S&P/TSX composite index (assuming reinvestment of dividends and considering a $100 investment on December 31, 1998 in common shares).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   TRANSCANADA    TSX
December 31, 1998      $100.00  $100.00
December 31, 1999       $58.90  $131.70
December 31, 2000       $87.20  $141.50
December 31, 2001      $105.60  $123.70
December 31, 2002      $127.30  $108.30
December 31, 2003      $161.70  $137.20

         ----------------------------------------------------------------------------------------------------------------------
                                                                                                                    COMPOUND
                        DEC 31, 1998   DEC 31, 1999   DEC 31, 2000   DEC 31, 2001   DEC 31, 2002   DEC 31, 2003  ANNUAL GROWTH
         ----------------------------------------------------------------------------------------------------------------------
         TransCanada        100            58.9           87.2          105.6          127.3          161.7          10.1%
         ----------------------------------------------------------------------------------------------------------------------
         TSX                100           131.7          141.5          123.7          108.3          137.2           6.5%
         ----------------------------------------------------------------------------------------------------------------------

CORPORATE GOVERNANCE

    The Board and the members of TransCanada's management are committed to the highest standards of corporate governance. TransCanada is subject to a variety of corporate governance guidelines and requirements enacted by the Toronto Stock Exchange ("TSX"), the Canadian Securities Administrators ("CSA"), the New York Stock Exchange ("NYSE"), and by the U.S. Securities and Exchange Commission ("SEC") under its rules and those mandated by the United States Sarbanes-Oxley Act of 2002 ("SOX"). TransCanada's corporate governance practices comply with the TSX Company Manual Corporate Governance Guidelines (the "TSX Guidelines"), governance rules of the NYSE applicable to foreign issuers and applicable requirements of the CSA and the SEC. As a non-U.S. company, TransCanada is not required to comply with most of the NYSE corporate governance listing standards; however, except as summarized on its website at www.transcanada.com, TransCanada's governance practices are in compliance with the NYSE standards. TransCanada is also in substantial early compliance with the CSA's Multilateral Instrument 52-110 pertaining to audit committees that comes into force on March 30, 2004 and is applicable in 2005 ("Canadian Audit Committee Rules"), and with proposed corporate governance guidelines released for comment by the CSA on January 16, 2004 which are expected to be in force in 2005 ("Proposed Canadian Governance Guidelines").

    TransCanada's principal objective in directing and managing its business and affairs is to enhance shareholder value. TransCanada believes that effective corporate governance improves corporate performance and benefits all shareholders. TransCanada also believes that director, management and employee honesty and integrity are important factors in ensuring good corporate governance. To that end, TransCanada has adopted codes of business ethics for its directors, its employees and its President and

                                                     TRANSCANADA CORPORATION  23

    Chief Executive Officer, Chief Financial Officer and Controller. TransCanada's codes of business ethics may be viewed on TransCanada's website at www.transcanada.com.

    The "Statement of Corporate Governance Practices of TransCanada as Compared to the Current TSX Guidelines for Corporate Governance" is attached to this Proxy Circular as Schedule "C". It has been approved by the Governance Committee of the Board and by the Board as a whole. Additional information on TransCanada's Board of Directors and its committees is set forth below.

    The Board has formally adopted and published a set of Corporate Governance Guidelines, which affirm TransCanada's commitment to maintaining a high standard of corporate governance. The guidelines address the structure and composition of the board and its committees and also provide guidance to both the board and management in clarifying their respective responsibilities. The Board's strengths include an independent, non-executive Chair of the Board, well informed, and experienced directors who ensure that standards exist to promote ethical behaviour throughout TransCanada, effective board size, director share ownership-requirements and annual assessment of board, committee and individual director effectiveness. TransCanada's Corporate Governance Guidelines are available on TransCanada's website at www.transcanada.com.

    The Board discharges its responsibilities directly and through committees. At regularly scheduled meetings, members of the Board and management discuss a broad range of issues relevant to TransCanada's strategy and business interests and the Board is responsible for the approval of TransCanada's Strategic Plan. In addition, the Board receives reports from management on TransCanada's operational and financial performance. The Board had eight scheduled meetings in 2003. Unscheduled meetings are held from time to time as required; there were twelve meetings of the Board in 2003.

    BOARD, COMMITTEE AND INDIVIDUAL DIRECTOR ASSESSMENT

    The Governance Committee reports to the Board annually on the evaluation of the performance of the Board, each of its committees, and that of individual directors, based on the results of the directors' annual self-assessment questionnaire. In addition, formal interviews are undertaken annually by the Chair, based on the results of the questionnaire and TransCanada's Individual Director Terms of Reference, with each member of the Board and with each member of the executive leadership of TransCanada. The performance of the Chair is annually evaluated against his terms of reference by the Chair of the Governance Committee by means of formal interviews with each of the directors.

    INDEPENDENCE OF DIRECTORS

    The Board is comprised of 12 directors, of whom 11 have been determined by the Board to be outside, unrelated and independent directors. The Board annually determines the unrelated and independent status of each of its members based on a written set of criteria developed in accordance with the definition of "unrelated director" in the TSX Guidelines and the meaning of "independent" in the Canadian Audit Committee Rules and the Proposed Canadian Governance Guidelines. The independence criteria also conform with the applicable rules of the SEC, the NYSE and those set under SOX. The NYSE extended definitions of independence applicable to directors of U.S. companies are considered in the case of each director as well. The Board has determined that none of the directors who serve on its committees have a material relationship with TransCanada that could interfere with their ability to act in the best interests of TransCanada.

    DESCRIPTION OF BOARD COMMITTEES AND THEIR MANDATES

    The Board has four standing committees: the Audit Committee; the Governance Committee; the Health, Safety and Environment Committee; and the Human Resources Committee. The Board does not have an Executive Committee. Committees are composed entirely of unrelated and independent directors.

    Charters for each of the committees are in the course of revision to bring them in full compliance with the new Canadian and U.S. governance requirements as these requirements are finalized and come into force over the balance of 2004. The current charters are available on TransCanada's website

24  TRANSCANADA CORPORATION
    at www.transcanada.com and are published in TransCanada's Annual Information Form for the year ended December 31, 2003 ("AIF").

    AUDIT COMMITTEE

    This committee is comprised of five unrelated and independent directors and is mandated to assist the Board in monitoring, among other things, the integrity of the financial statements of TransCanada, the compliance by TransCanada with legal and regulatory requirements, and the independence and performance of TransCanada's internal and external auditors. The committee is also mandated to review and recommend to the Board approval of TransCanada's audited annual and unaudited interim consolidated financial statements and related management discussion and analysis, and selected corporate disclosure documents including the annual information form, all prospectuses, other offering memoranda, and any financial statements required by regulatory authorities, before they are released to the public or filed with the appropriate regulatory authorities. In addition, the committee reviews and recommends to the Board the appointment and compensation of the external auditor, oversees the accounting, financial reporting, control and audit functions, and recommends funding of the Canadian pension plans.

    The committee reviews the audit plans of the internal and external auditors and meets with them at the time of each committee meeting, in each case independently of management. The committee receives and reviews annually the external auditor's formal written statement of independence delineating all relationships between itself and TransCanada and its report on recommendations to management regarding internal controls and procedures, and ensures the rotation of the lead audit partner having primary responsibility for the audit as required by law. The committee pre-approves all audit services and all permitted non-audit services. The committee oversees the operation of an anonymous and confidential toll free telephone number for employees, contractors and others to call with respect to accounting irregularities and ethical violations, and has set up a procedure for the receipt, retention, treatment and regular review of any such reported activities. This telephone number is published on TransCanada's website at www.transcanada.com, on its intranet for employees and in the company's Annual Report to shareholders. In addition, the committee discusses with management TransCanada's material financial risk exposures and the actions management has taken to monitor and control such exposures, reviews the internal control procedures to determine their effectiveness, monitors compliance with TransCanada's policies and codes of business ethics, and reports on these matters to the Board. The committee reviews and approves the investment objectives and choice of investment managers for the Canadian pension plans and considers and approves any changes to those plans relating to financial matters.

    The committee has authority in its discretion to retain advisors to assist it in the discharge of its responsibilities. The committee also reviews its charter at least annually and, as required, recommends changes to the Governance Committee and to the Board. The committee's performance is reviewed annually by the Board. There were six meetings of the committee in 2003.

    CHAIR:  H.G. Schaefer, F.C.A.
    MEMBERS:  P. Gauthier, K.L. Hawkins, S.B. Jackson, J.R. Paul

    GOVERNANCE COMMITTEE

    This committee is comprised of five unrelated and independent directors and is mandated to enhance TransCanada's governance through a continuing assessment of TransCanada's approach to corporate governance. The committee is also mandated to identify qualified individuals to become board members, to recommend to the Board nominees for election as directors at each annual meeting of shareholders and to annually recommend to the Board placement of directors on committees. The committee annually reviews the independence and unrelated status of each director in accordance with written criteria described above, in order to provide the Board with guidance for its annual determination of director independence associated with the placement of committee members.

    The committee reviews the performance of individual directors, the Board as a whole and each of the committees, in conjunction with the Chair. As noted elsewhere in this Proxy Circular, the committee also monitors the relationship between management and the Board, and reviews TransCanada's structures to

                                                     TRANSCANADA CORPORATION  25
    ensure that the Board is able to function independently of management. The committee chair annually reviews the performance of the Chair of the Board. The committee is also responsible for an annual review of director compensation and for the administration of the DSU Plan, including the granting of units under the plan.

    The committee has the authority in its discretion to retain advisors to assist it in the discharge of its responsibilities. The committee reviews its charter at least annually and, as required, recommends changes to the Board. The committee's performance is reviewed annually by the Board. There were two meetings of the committee in 2003.

    CHAIR:  W.K. Dobson
    MEMBERS:  D.D. Baldwin, D.P. O'Brien, J.R. Paul, H.G. Schaefer

    HUMAN RESOURCES COMMITTEE

    This committee is comprised of five unrelated and independent directors and is mandated to review the company's human resource policies and plans, monitor succession planning, and to assess the performance of the President and Chief Executive Officer and other senior officers of TransCanada and its major subsidiaries against set objectives. The committee approves the salary and other remuneration to be awarded to senior executive officers of TransCanada and its major subsidiaries. The committee reports to the Board with recommendations on the remuneration package for the President and Chief Executive Officer. The committee approves executive compensation plans and approves any major changes to TransCanada's compensation and benefit plans. The committee considers and approves any changes to TransCanada's Canadian pension plans relating to benefits aspects of these plans. Further, the committee administers or monitors the ESU Plan, the Restricted Share Unit Plan, the Stock Option Plan and the Performance Unit Plan.

    The committee has the authority to retain advisors in its discretion to assist it in the discharge of its responsibilities. The committee reviews its charter at least annually and, as required, recommends changes to the Governance Committee and the Board. The committee's performance is reviewed annually by the Board. There were four meetings of the committee in 2003.

    CHAIR:  K.L. Hawkins
    MEMBERS:  W.K. Dobson, D.P. O'Brien, W.T. Stephens, J.D. Thompson

    HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

    This committee is comprised of five unrelated and independent directors and is mandated to monitor the health, safety and environmental practices and procedures of TransCanada and its subsidiaries for compliance with applicable legislation, conformity with industry standards and prevention or mitigation of losses. The committee also considers whether the implementation of TransCanada's policies related to health, safety and environmental matters are effective. The committee reviews reports and, when appropriate, makes recommendations to the Board on TransCanada's policies and procedures related to health, safety and the environment. This committee meets separately with officers of TransCanada and its business units who have responsibility for these matters and reports to the Board on such meetings.

    The committee has the authority to retain advisors in its discretion to assist it in the discharge of its responsibilities. The committee reviews its charter at least annually and, as required, recommends changes to the Governance Committee and the Board. The committee's performance is reviewed annually by the Board. There were four meetings of the committee in 2003.

    CHAIR:  D.D. Baldwin
    MEMBERS:  P. Gauthier, S.B. Jackson, W.T. Stephens, J.D. Thompson

    CHAIR'S PARTICIPATION IN COMMITTEES

    Mr. Haskayne, the Chair of the Board, is an unrelated and independent director and is a non-voting member of all committees of the Board.

26  TRANSCANADA CORPORATION

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

    TransCanada has purchased, at its expense, Directors' and Officers' Liability Insurance with policy limits of U.S. $175 million in the aggregate, subject to a deductible in respect of corporate reimbursement of U.S. $2.5 million for each loss. Generally, under this insurance, TransCanada is reimbursed for payments made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are covered for losses arising during the performance of their duties for which they are not indemnified by TransCanada. Major exclusions from coverage include claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, pollution damage (except for resultant shareholder actions) and claims brought by a director or officer against another director or officer or by TransCanada against a director or officer except for shareholder derivative actions. For the year ended December 31, 2003, the total annual premium in respect of such insurance was $1,861,692 which was paid entirely by TransCanada.

    Additionally, directors and officers of TransCanada are party to indemnity agreements with TransCanada pursuant to which TransCanada has agreed to indemnify such directors and officers from liability arising in connection with the performance of their duties. Such indemnity agreements conform with the provisions of the CANADIAN BUSINESS CORPORATIONS ACT.

                              DIRECTORS' APPROVAL

    The contents of this Proxy Circular, including the schedules hereto, and the sending thereof to shareholders entitled to receive notice of the Meeting, to each director, to the auditors of TransCanada and to the appropriate governmental agencies, have been approved by the Board of TransCanada.

                                  CERTIFICATE

    The foregoing contains no untrue statement of material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

/s/ Harold N. Kvisle                     /s/ Russell K. Girling

Harold N. Kvisle                         Russell K. Girling
President and Chief Executive Officer    Executive Vice-President, Corporate
                                         Development
                                         and Chief Financial Officer

    Dated at Calgary, Alberta
    February 24, 2004

                                                     TRANSCANADA CORPORATION  27

                                  SCHEDULE "A"
                            TRANSCANADA CORPORATION
                               STOCK OPTION PLAN
                                   RESOLUTION

    BE IT RESOLVED as an ordinary resolution of TransCanada Corporation (the "Company") that:

    1. The number of common shares of TransCanada Corporation reserved for issuance pursuant to the exercise of stock options under TransCanada's Stock Option Plan is increased by an additional 1,000,000 common shares;

    2. The Stock Option Plan is confirmed in effect until the close of business on the date of the Company's 2007 annual meeting of common shareholders; and

    3. Any officer or director of the Company be and is hereby authorized for and on behalf of the Company, under corporate seal or otherwise, to do all such things and to execute all such documents or instruments as may be necessary or desirable to give effect to this resolution.

                                                    TRANSCANADA CORPORATION  A-1

                                  SCHEDULE "B"
                            TRANSCANADA CORPORATION
                            SHAREHOLDER RIGHTS PLAN
                                   RESOLUTION

BE IT RESOLVED as an ordinary resolution of TransCanada Corporation (the "Company") that:

    1. The Shareholder Rights Plan of the Company be continued and the Shareholder Rights Plan Agreement (the "Rights Agreement") dated as of April 24, 2003 and amended and restated as of April 23, 2004 between the Company and Computershare Trust Company of Canada, as Rights Agent, be and it is hereby ratified, confirmed and approved;

    2. The making on or prior to April 23, 2004 of any revisions to the Rights Agreement as may be required by any stock exchange or by professional commentators on shareholder rights plans to conform the Rights Agreement to versions of shareholder rights plans prevalent for public reporting issuers in Canada, as may be approved by any two of the Chair of the Board, the Chief Executive Officer, the Chief Financial Officer, any Vice-President or a director, is hereby approved;

    3. The Rights Agreement, as amended in accordance with paragraph 2, is hereby ratified, confirmed and approved; and

    4. Any officer or director of the Company be and is hereby authorized for and on behalf of the Company, under corporate seal or otherwise, to do all such things and to execute all such documents or instruments as may be necessary or desirable to give effect to this resolution.

                       SUMMARY OF SHAREHOLDER RIGHTS PLAN

    The following summarizes the principal terms of the Shareholder Rights Plan.

OBJECTIVES

    The primary objective of the Shareholder Rights Plan is to provide the board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made for TransCanada and to provide every shareholder with an equal opportunity to participate in such a bid. The Shareholder Rights Plan encourages a potential acquiror to proceed either by way of a Permitted Bid (as defined in the Shareholder Rights Plan), which requires the take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the board.

EFFECTIVE DATE

    The Effective Date of the Shareholder Rights Plan is April 24, 2003.

TERM

    To the close of business on the date of the 2007 annual meeting of shareholders of TransCanada.

ISSUE OF RIGHTS

    On May 15, 2003, one right (a "TransCanada Right") was issued and attached to each common share outstanding and attached to each common share subsequently issued.

TRANSCANADA RIGHTS EXERCISE PRIVILEGE

    The TransCanada Rights will separate from the common shares and will be exercisable eight trading days (the "Separation Time") after a person has acquired, or commences a take-over bid to acquire, 20% or more of the shares, other than by an acquisition pursuant to a take-over bid permitted by the Shareholder Rights Plan (a "Permitted Bid"). The acquisition by any person (an "Acquiring Person") of 20% or more of the common shares, other than by way of a Permitted Bid, is referred to as a "Flip-in Event". Any TransCanada Rights held

                                                    TRANSCANADA CORPORATION  B-1
by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Eight trading days after the occurrence of the Flip-in Event, each TransCanada Right, (other than those held by the Acquiring Person), will permit the purchase of $200 worth of common shares for $100.

    The issue of the TransCanada Rights is not initially dilutive. Upon a Flip-in Event occurring and the TransCanada Rights separating from the common shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of TransCanada Rights not exercising their TransCanada Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

LOCK-UP AGREEMENT

    A bidder may enter into lock-up agreements with TransCanada's shareholders ("Locked-up Persons") whereby such shareholders agree to tender their common shares to the take-over bid (the "Subject Bid") without a Flip-in Event (as referred to above) occurring. Any such agreement must contain a provision that either permits the Locked-up Person to withdraw the common shares to tender to another take-over or to support another transaction that will provide greater value to the shareholder than the Subject Bid or permits the Locked-up Person to withdraw the common shares to tender to another take-over bid or to support another transaction that contains an offering price that exceeds the offering price contained in the Subject Bid by a specified minimum amount not exceeding 7% of the offering price of the Subject Bid. For greater certainty, a Lock-up Agreement may contain a right of first refusal or require a period of delay (or other similar limitation) to give a bidder an opportunity to match a higher price in another transaction as long as the shareholder can accept another bid or tender to another transaction.

    As restated, the Shareholder Rights Plan requires that any Lock-up Agreement be made available to TransCanada and the public and amends the definition of Lock-up Agreement to also provide that under a Lock-up Agreement no "break up" fees, "top up" fees, penalties, expenses reimbursement or other amounts that exceed in aggregate the greater of: (i) 2 1/2% of the value payable under the Subject Bid; and (ii) 50% of the amount by which the value received by a Locked-up Person under another take-over bid or transaction exceeds what such Locked-up Person would have received under the Subject Bid; can be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender common shares to the Subject Bid or withdraws common shares previously tendered thereto in order to deposit such common shares to another takeover bid or support another transaction.

CERTIFICATES AND TRANSFERABILITY

    Prior to the Separation Time, the TransCanada Rights are evidenced by a legend imprinted on certificates for the common shares issued from and after the Effective Date and are not to be transferable separately from the common shares. From and after the Separation Time, the TransCanada Rights will be evidenced by TransCanada Rights certificates which will be transferable and traded separately from the common shares.

PERMITTED BID REQUIREMENTS

    The requirements for a Permitted Bid include the following:

    (i) the take-over bid must be made by way of a take-over bid circular;

    (ii) the take-over bid must be made to all shareholders;

   (iii) the take-over bid must be outstanding for a minimum period of 60 days and common shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period and only if at such time more than 50% of the common shares held by shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (collectively, the "Independent Shareholders"), have been tendered to the take-over bid and not withdrawn; and

    (iv) if more than 50% of the common shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of common shares for an additional 10 business days from the date of such public announcement.

B-2  TRANSCANADA CORPORATION

    The Shareholder Rights Plan allows for a competing Permitted Bid (a "Competing Permitted Bid") to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days. Prior to restating the Shareholder Rights Plan, this time period was 21 days; the change to 35 days conforms the time period to recent changes in securities legislation.

WAIVER

    The board of directors, acting in good faith, may, prior to the occurrence of a Flip-in Event, waive the application of the Shareholder Rights Plan to a particular Flip-in Event (an "Exempt Acquisition") where the take-over bid is made by a take-over bid circular to all holders of common shares. Where the board exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for TransCanada made by a take-over bid circular to all holders of common shares prior to the expiry of any other bid for which the Shareholder Rights Plan has been waived.

REDEMPTION

    The board of directors with the approval of a majority vote of the votes cast by shareholders (or the holders of TransCanada Rights if the Separation Time has occurred) voting in person and by proxy, at a meeting duly called for that purpose, may redeem the TransCanada Rights at $0.001 per TransCanada Right. TransCanada Rights shall also be redeemed by the board without such approval following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

AMENDMENT

    The board of directors may amend the Shareholder Rights Plan with the approval of a majority vote of the votes cast by shareholders (or the holders of TransCanada Rights if the Separation Time has occurred) voting in person and by proxy at a meeting duly called for that purpose. The directors without such approval may correct clerical or typographical errors and, subject to approval as noted above at the next meeting of the shareholders (or holders of TransCanada Rights, as the case may be), may make amendments to the Shareholder Rights Plan to maintain its validity due to changes in applicable legislation.

BOARD OF DIRECTORS

    The Shareholder Rights Plan will not detract from or lessen the duty of the board to act honestly and in good faith with a view to the best interests of TransCanada. The board, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

EXEMPTIONS FOR INVESTMENT ADVISORS

    Investment advisors, trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the common shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a takeover bid.

                                                    TRANSCANADA CORPORATION  B-3

                                  SCHEDULE "C"
           STATEMENT OF CORPORATE GOVERNANCE PRACTICES OF TRANSCANADA
                   AS COMPARED TO THE CURRENT TSX GUIDELINES
                            FOR CORPORATE GOVERNANCE

----------------------------------------------------------------------------------------------------------------
GUIDELINE 1                 BOARD OF DIRECTORS SHOULD EXPLICITLY ASSUME RESPONSIBILITY FOR STEWARDSHIP OF THE
                            CORPORATION

Does TransCanada Align?     YES

Description of Approach     THE BOARD HAS RESPONSIBILITY FOR THE OVERALL STEWARDSHIP OF TRANSCANADA,
                            ESTABLISHING THE POLICIES AND STANDARDS OF TRANSCANADA IN THE OPERATION OF ITS
                            BUSINESSES AND REVIEWING AND APPROVING ITS STRATEGIC PLANS. THE BOARD HAS ADOPTED A
                            PUBLISHED SET OF CORPORATE GOVERNANCE GUIDELINES THAT ADDRESS THE STRUCTURE AND
                            COMPOSITION OF THE BOARD AND ITS COMMITTEES AND PROVIDES GUIDANCE TO BOTH THE BOARD
                            AND MANAGEMENT IN CLARIFYING THEIR RESPECTIVE RESPONSIBILITIES AND ENSURING
                            EFFECTIVE COMMUNICATION BETWEEN THE BOARD AND MANAGEMENT. TRANSCANADA'S CORPORATE
                            GOVERNANCE GUIDELINES ARE PUBLISHED ON THE COMPANY'S WEBSITE AT www.transcanada.com.

                            IN ADDITION, THE BOARD HAS COMMITTED ITSELF TO MAINTAINING A HIGH STANDARD OF
                            CORPORATE GOVERNANCE AND INTEGRITY; IT HAS ADOPTED A CODE OF BUSINESS ETHICS FOR
                            DIRECTORS WHICH INCORPORATES AS ITS BASIS, PRINCIPLES OF GOOD CONDUCT AND HIGH
                            ETHICAL BEHAVIOR. TRANSCANADA HAS ALSO ADOPTED CODES OF BUSINESS ETHICS FOR ITS
                            EMPLOYEES AND ONE APPLICABLE TO ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER, CHIEF
                            FINANCIAL OFFICER AND CONTROLLER. THE CODES ARE PUBLISHED ON TRANSCANADA'S WEBSITE
                            AT www.transcanada.com.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 1 a               BOARD OF DIRECTORS SHOULD SPECIFICALLY ASSUME RESPONSIBILITY FOR THE ADOPTION OF A
                            STRATEGIC PLANNING PROCESS

Does TransCanada Align?     YES

Description of Approach     THE BOARD BELIEVES THAT MANAGEMENT IS PRIMARILY RESPONSIBLE FOR THE DEVELOPMENT OF
                            TRANSCANADA'S STRATEGIC PLAN. THE BOARD REVIEWS, QUESTIONS, VALIDATES AND APPROVES
                            TRANSCANADA'S STRATEGIC PLAN ON AN ANNUAL BASIS AND APPROVES ALL MATERIAL CHANGES.
                            THE BOARD BELIEVES THAT STRATEGY DEVELOPMENT IS AN INTERACTIVE PROCESS BETWEEN
                            MANAGEMENT AND THE BOARD AND AS SUCH, THE BOARD MEETS ANNUALLY WITH MANAGEMENT FOR A
                            COMPREHENSIVE STRATEGIC PLANNING SESSION. THE BOARD ALSO RECOGNIZES THAT STRATEGIC
                            PLANNING IS A CONTINUOUS PROCESS AND CONSEQUENTLY MEETS FROM TIME TO TIME DURING THE
                            YEAR AS PLANS EVOLVE WHICH REQUIRE ITS CONSIDERATION OR APPROVAL.

                            IN ADDITION, THE BOARD HOLDS STRATEGIC ISSUES INFORMATION SESSIONS IN CONJUNCTION
                            WITH SCHEDULED BOARD MEETINGS TO DEVELOP A DEEPER UNDERSTANDING OF MATTERS STRATEGIC
                            TO TRANSCANADA. FOUR SUCH MEETINGS WERE HELD IN 2003 AND FOUR ARE SCHEDULED FOR
                            2004.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 1 b               BOARD OF DIRECTORS SHOULD SPECIFICALLY ASSUME RESPONSIBILITY FOR THE IDENTIFICATION
                            OF PRINCIPAL BUSINESS RISKS, AND IMPLEMENTATION OF RISK MANAGEMENT SYSTEMS

Does TransCanada Align?     YES

Description of Approach     THE BOARD IS RESPONSIBLE FOR UNDERSTANDING AND OVERSEEING COMPLIANCE WITH PROCESSES
                            THAT ARE IN PLACE TO MITIGATE THE PRINCIPAL RISKS ASSOCIATED WITH TRANSCANADA'S
                            BUSINESS ON AN ONGOING BASIS, AND IT IS THE RESPONSIBILITY OF MANAGEMENT TO ENSURE
                            THAT THE BOARD AND ITS COMMITTEES ARE KEPT WELL INFORMED OF THESE CHANGING RISKS ON
                            A TIMELY BASIS. THE PRINCIPAL RISKS OF TRANSCANADA ARE THOSE RELATED TO GAS
                            TRANSMISSION AND POWER GENERATION, OVERALL SUPPLY OF AND DEMAND FOR NATURAL GAS,
                            COMPETITION IN THE INDUSTRY SEGMENTS IN WHICH TRANSCANADA PARTICIPATES AND OTHER
                            MARKET AND FINANCIAL RISKS.

                            THE AUDIT COMMITTEE OF THE BOARD REVIEWS TRANSCANADA'S FINANCIAL RISK MANAGEMENT
                            POLICIES AND PROCEDURES AND REPORTS TO THE BOARD ON THESE MATTERS ON A QUARTERLY
                            BASIS. THE BOARD ALSO RECEIVES AND REVIEWS REPORTS FROM THE HEALTH, SAFETY AND
                            ENVIRONMENT COMMITTEE, WHICH INCLUDE RISKS WITHIN THE SCOPE OF ITS MANDATE, ON A
                            QUARTERLY BASIS.
----------------------------------------------------------------------------------------------------------------

                                                    TRANSCANADA CORPORATION  C-1
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
GUIDELINE 1 c               BOARD OF DIRECTORS SHOULD SPECIFICALLY ASSUME RESPONSIBILITY FOR SUCCESSION
                            PLANNING, INCLUDING APPOINTING, TRAINING AND MONITORING SENIOR MANAGEMENT

Does TransCanada Align?     YES

Description of Approach     THE BOARD BELIEVES THAT SUCCESSION PLANNING AND MANAGEMENT DEVELOPMENT ARE KEY TO
                            THE ONGOING PROCESS THAT CONTRIBUTES SUBSTANTIALLY TO THE SUCCESS OF TRANSCANADA. AN
                            ANNUAL REPORT ON SENIOR MANAGEMENT DEVELOPMENT AND SUCCESSION IS PREPARED ANNUALLY
                            FOR PRESENTATION AND DISCUSSION AT THE HUMAN RESOURCES COMMITTEE, WHICH REPORTS ON
                            THE MATTER TO THE BOARD. THE REPORT OUTLINES THE BACKGROUND AND QUALIFICATIONS
                            REQUIRED FOR EACH OF THE SENIOR EXECUTIVE OFFICER POSITIONS IN TRANSCANADA
                            (INCLUDING THAT OF THE CEO) AND FOR KEY OFFICER POSITIONS IN ITS MAJOR SUBSIDIARIES.
                            SEVERAL POTENTIAL INTERNAL SUCCESSORS FOR EACH POSITION ARE IDENTIFIED IN THE REPORT
                            AND THEIR QUALIFICATIONS AND DEVELOPMENT PLANS ARE DISCUSSED IN DETAIL WITH THE
                            COMMITTEE AND THE BOARD. POTENTIAL SUCCESSORS ARE INTRODUCED TO THE BOARD
                            PERIODICALLY.

                            THE HUMAN RESOURCES COMMITTEE ALSO CONDUCTS AN ANNUAL REVIEW AND ASSESSMENT OF THE
                            PERFORMANCE OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE SENIOR EXECUTIVE
                            OFFICERS OF TRANSCANADA.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 1 d               BOARD OF DIRECTORS SHOULD SPECIFICALLY ASSUME RESPONSIBILITY FOR COMMUNICATIONS
                            POLICY

Does TransCanada Align?     YES

Description of Approach     THE BOARD HAS PUT PROCESSES IN PLACE TO MONITOR EFFECTIVE, TIMELY AND NON-SELECTIVE
                            COMMUNICATIONS BETWEEN TRANSCANADA, ITS STAKEHOLDERS AND THE PUBLIC. THE BOARD, OR
                            THE APPROPRIATE COMMITTEE, REVIEWS THE CONTENT OF TRANSCANADA'S MAJOR COMMUNICATIONS
                            TO SHAREHOLDERS AND THE INVESTING PUBLIC, INCLUDING THE QUARTERLY AND ANNUAL
                            REPORTS, AND APPROVES THE MANAGEMENT PROXY CIRCULAR, THE ANNUAL INFORMATION FORM AND
                            ANY PROSPECTUSES THAT MAY BE ISSUED. THE INFORMATION IS THEN RELEASED THROUGH
                            MAILINGS TO SHAREHOLDERS, NEWS WIRE SERVICES, THE GENERAL MEDIA AND PUBLISHED ON
                            TRANSCANADA'S WEBSITE AT www.transcanada.com ON ITS HOME PAGE.

                            THE BOARD BELIEVES THAT IT IS THE FUNCTION OF MANAGEMENT TO SPEAK FOR TRANSCANADA IN
                            ITS COMMUNICATIONS WITH THE INVESTMENT COMMUNITY, THE MEDIA, CUSTOMERS, SUPPLIERS,
                            EMPLOYEES, GOVERNMENTS AND THE GENERAL PUBLIC. IT IS UNDERSTOOD THAT THE CHAIR OR
                            OTHER INDIVIDUAL DIRECTORS MAY, FROM TIME TO TIME, BE REQUESTED BY MANAGEMENT TO
                            ASSIST WITH SUCH COMMUNICATIONS. IF COMMUNICATIONS FROM STAKEHOLDERS ARE MADE TO THE
                            CHAIR OR TO OTHER INDIVIDUAL DIRECTORS, MANAGEMENT IS INFORMED AND CONSULTED TO
                            DETERMINE ANY APPROPRIATE RESPONSE.

                            TRANSCANADA HAS AN INVESTOR RELATIONS GROUP THAT RESPONDS TO ANALYST, INSTITUTIONAL
                            AND INDIVIDUAL SHAREHOLDER INQUIRIES AND MAINTAINS A TOLL-FREE TELEPHONE LINE FOR
                            EASE OF CONTACT. INDIVIDUAL QUERIES, COMMENTS OR SUGGESTIONS CAN BE MADE AT ANY TIME
                            BY CALLING OR WRITING DIRECTLY TO TRANSCANADA'S HEAD OFFICE IN CALGARY, ALBERTA. IN
                            ADDITION, TRANSCANADA HAS A COMMUNICATIONS GROUP TO RESPOND TO INQUIRIES FROM MEDIA,
                            GOVERNMENT AND THE PUBLIC. TOGETHER, THESE GROUPS DEAL WITH STAKEHOLDER CONCERNS AND
                            ENSURE THAT ALL INQUIRIES RECEIVE A FULL AND TIMELY RESPONSE.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 1 e               BOARD OF DIRECTORS SHOULD SPECIFICALLY ASSUME RESPONSIBILITY FOR THE INTEGRITY OF
                            INTERNAL CONTROL AND MANAGEMENT INFORMATION SYSTEMS

Does TransCanada Align?     YES

Description of Approach     THE AUDIT COMMITTEE REQUIRES MANAGEMENT TO IMPLEMENT AND MAINTAIN APPROPRIATE
                            SYSTEMS OF INTERNAL CONTROLS AND MEETS WITH TRANSCANADA'S DIRECTOR OF INTERNAL
                            AUDIT, IN EXECUTIVE SESSIONS AND WITH MANAGEMENT, ON AT LEAST A QUARTERLY BASIS TO
                            OVERSEE THE EFFECTIVENESS OF THESE SYSTEMS. IN ADDITION, TRANSCANADA'S PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER AND EXECUTIVE VICE-PRESIDENT, CORPORATE DEVELOPMENT AND
                            CHIEF FINANCIAL OFFICER PROVIDE CERTIFICATES RELATING TO THE CONTENTS OF
                            TRANSCANADA'S QUARTERLY AND ANNUAL REPORTS, WHICH ARE FILED WITH SECURITIES
                            REGULATORY AUTHORITIES, STATING THAT THEY HAVE EVALUATED AND REPORTED ON THE
                            EFFECTIVENESS OF TRANSCANADA'S INTERNAL AND DISCLOSURE CONTROL PROCEDURES.
----------------------------------------------------------------------------------------------------------------
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C-2  TRANSCANADA CORPORATION
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
GUIDELINE 2                 MAJORITY OF DIRECTORS SHOULD BE "UNRELATED" (INDEPENDENT FROM MANAGEMENT AND FREE
                            FROM CONFLICTS OF INTEREST)

Does TransCanada Align?     YES

Description of Approach     THE GOVERNANCE COMMITTEE REVIEWS AT LEAST ANNUALLY THE EXISTENCE OF ANY
                            RELATIONSHIPS BETWEEN EACH DIRECTOR AND TRANSCANADA TO ENSURE THAT THE MAJORITY OF
                            DIRECTORS ARE UNRELATED TO AND INDEPENDENT OF TRANSCANADA.

                            THE BOARD BELIEVES THAT, AS A MATTER OF POLICY, THERE SHOULD BE A MAJORITY OF
                            OUTSIDE, UNRELATED AND INDEPENDENT DIRECTORS ON TRANSCANADA'S BOARD. THE BOARD IS
                            CHARGED WITH MAKING THIS DETERMINATION. THE DETERMINATION IS MADE ANNUALLY IN
                            ACCORDANCE WITH THE DEFINITION OF "UNRELATED DIRECTOR" IN THE TSX GUIDELINES AND THE
                            "MEANING OF INDEPENDENCE" IN THE CANADIAN AUDIT COMMITTEE RULES AND THE PROPOSED
                            CANADIAN GOVERNANCE GUIDELINES. THE INDEPENDENCE CRITERIA ALSO CONFORM WITH THE
                            APPLICABLE RULES OF THE SEC, THE NYSE AND THOSE SET OUT IN SOX. THE NYSE'S EXTENDED
                            DEFINITIONS OF INDEPENDENCE THAT APPLY TO DIRECTORS OF U.S. COMPANIES ARE CONSIDERED
                            IN THE CASE OF EACH DIRECTOR AS WELL.

                            IF THE PROPOSED DIRECTORS ARE ELECTED TO THE BOARD, ONLY HAROLD N. KVISLE, THE
                            PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TRANSCANADA, IS A RELATED, NON-INDEPENDENT
                            DIRECTOR. THE BOARD HAS DETERMINED THAT THE REMAINING 11 PROPOSED NOMINEES FOR
                            ELECTION TO THE BOARD AT THE 2004 ANNUAL MEETING HAVE NO MATERIAL RELATIONSHIP WITH
                            TRANSCANADA AND ARE THEREFORE UNRELATED AND INDEPENDENT.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 3                 DISCLOSE FOR EACH DIRECTOR WHETHER HE OR SHE IS UNRELATED, AND HOW THAT CONCLUSION
                            WAS REACHED

Does TransCanada Align?     YES

Description of Approach     HAROLD N. KVISLE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TRANSCANADA, IS NOT AN
                            UNRELATED AND INDEPENDENT DIRECTOR.

                            THE BOARD HAS DETERMINED THAT THE REMAINDER OF THE PROPOSED DIRECTORS ARE
                            NON-MANAGEMENT, UNRELATED AND INDEPENDENT DIRECTORS. THIS DETERMINATION WAS MADE
                            BASED ON THE CRITERIA REFERRED TO ABOVE, WITH THE RESULT THAT THE BOARD HAS
                            DETERMINED THAT THE FOLLOWING DIRECTORS HAVE NO INTEREST, BUSINESS OR OTHER
                            RELATIONSHIP THAT COULD OR COULD REASONABLY BE PERCEIVED TO MATERIALLY INTERFERE
                            WITH THEIR ABILITY TO ACT IN THE BEST INTERESTS OF TRANSCANADA. THE BOARD HAS ALSO
                            DETERMINED THAT, WITH THE EXCEPTION OF MR. KVISLE, ALL DIRECTORS PROPOSED FOR
                            ELECTION TO THE BOARD AT THE 2004 ANNUAL MEETING HAVE NO DIRECT OR INDIRECT MATERIAL
                            RELATIONSHIP WITH TRANSCANADA WHICH COULD REASONABLY INTERFERE WITH THEIR EXERCISE
                            OF INDEPENDENT JUDGMENT. ALTHOUGH SOME OF THE PROPOSED NOMINEES ARE ASSOCIATED WITH
                            COMPANIES THAT SHIP NATURAL GAS ON THE TRANSCANADA SYSTEM, TRANSCANADA AS A COMMON
                            CARRIER IN CANADA CANNOT UNDER ITS TARIFF DENY TRANSPORTATION SERVICE TO A
                            CREDIT-WORTHY SHIPPER. IN ADDITION, DUE TO THE SPECIALIZED NATURE OF THE INDUSTRY,
                            TRANSCANADA BELIEVES THAT IT IS IMPORTANT FOR ITS BOARD TO BE COMPOSED OF QUALIFIED
                            AND KNOWLEDGEABLE DIRECTORS. THE BOARD HAS TAKEN THESE FACTORS INTO CONSIDERATION IN
                            MAKING ITS DETERMINATION OF INDEPENDENCE. FURTHER, THE BOARD CONSIDERED WHETHER
                            DIRECTORS SERVING ON BOARDS OF NON-PROFIT ORGANIZATIONS WHICH RECEIVE DONATIONS FROM
                            TRANSCANADA WERE CONFLICTED. THE BOARD DETERMINED THAT SUCH RELATIONSHIPS, WHERE
                            THEY EXISTED, DID NOT INTERFERE WITH ANY SUCH DIRECTOR'S ABILITY TO ACT IN THE BEST
                            INTEREST OF TRANSCANADA, AS ALL DECISIONS ON PROVIDING DONATIONS TO NON-PROFIT
                            ORGANIZATIONS ARE MADE BY A MANAGEMENT COMMITTEE ON WHICH NO DIRECTORS SERVE. THE
                            BOARD ALSO CONSIDERED VARIOUS OTHER CRITERIA, SUCH AS FAMILY RELATIONSHIPS AND
                            PAYMENTS MADE TO TRANSCANADA, IN MAKING ITS DETERMINATION.

                            -- DOUGLAS D. BALDWIN -- UNRELATED AND INDEPENDENT
                            -- WENDY K. DOBSON -- UNRELATED AND INDEPENDENT
                            -- PAULE GAUTHIER -- UNRELATED AND INDEPENDENT
                            -- RICHARD F. HASKAYNE -- UNRELATED AND INDEPENDENT (CHAIR)
                            -- KERRY L. HAWKINS -- UNRELATED AND INDEPENDENT
                            -- S. BARRY JACKSON -- UNRELATED AND INDEPENDENT
                            -- PAUL L. JOSKOW -- UNRELATED AND INDEPENDENT
                            -- DAVID P. O'BRIEN -- UNRELATED AND INDEPENDENT
                            -- JAMES R. PAUL -- UNRELATED AND INDEPENDENT
                            -- HARRY G. SCHAEFER -- UNRELATED AND INDEPENDENT (VICE-CHAIR)
                            -- W. THOMAS STEPHENS -- UNRELATED AND INDEPENDENT
                            -- JOSEPH D. THOMPSON -- UNRELATED AND INDEPENDENT (RETIRING APRIL 23, 2004)
----------------------------------------------------------------------------------------------------------------

                                                    TRANSCANADA CORPORATION  C-3
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
GUIDELINE 4                 APPOINT A COMMITTEE OF OUTSIDE DIRECTORS RESPONSIBLE FOR APPOINTMENT OF NEW NOMINEES
                            AND ONGOING ASSESSMENT OF DIRECTORS

Does TransCanada Align?     YES

Description of Approach     THE GOVERNANCE COMMITTEE IS RESPONSIBLE FOR PROPOSING NEW NOMINEES TO THE BOARD,
                            WHICH IN TURN IS RESPONSIBLE FOR IDENTIFYING SUITABLE CANDIDATES FOR ELECTION BY THE
                            SHAREHOLDERS. THE GOVERNANCE COMMITTEE ANNUALLY REVIEWS THE GENERAL AND SPECIFIC
                            CRITERIA APPLICABLE TO CANDIDATES TO BE CONSIDERED FOR NOMINATION. THE OBJECTIVE OF
                            THIS REVIEW IS TO MAINTAIN THE COMPOSITION OF THE BOARD IN A WAY THAT PROVIDES THE
                            BEST MIX OF SKILLS AND EXPERIENCE TO GUIDE THE LONG-TERM STRATEGY AND ONGOING
                            BUSINESS OPERATIONS OF TRANSCANADA. NEW NOMINEES MUST HAVE EXPERIENCE IN THE
                            INDUSTRY OR EXPERIENCE IN GENERAL BUSINESS MANAGEMENT OF SIMILAR SIZE AND SCOPE AS
                            TRANSCANADA'S, THE ABILITY TO DEVOTE THE TIME REQUIRED, AND A WILLINGNESS TO SERVE.
                            THE GOVERNANCE COMMITTEE ALSO ADVISES THE BOARD ON THE CRITERIA FOR, AND
                            DETERMINATION OF, THE INDEPENDENCE OF EACH DIRECTOR.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 5                 IMPLEMENT A COMMITTEE PROCESS FOR ASSESSING THE EFFECTIVENESS OF THE BOARD OF
                            DIRECTORS, ITS COMMITTEES AND THE CONTRIBUTION OF INDIVIDUAL DIRECTORS

Does TransCanada Align?     YES

Description of Approach     THE GOVERNANCE COMMITTEE IS RESPONSIBLE FOR MAKING AN ANNUAL ASSESSMENT OF THE
                            OVERALL PERFORMANCE OF THE BOARD, ITS COMMITTEES AND ITS INDIVIDUAL MEMBERS, AND
                            REPORTS ITS FINDINGS TO THE BOARD. AN ANNUAL QUESTIONNAIRE IS UTILIZED AS PART OF
                            THIS PROCESS.

                            THE QUESTIONNAIRE EXAMINES THE EFFECTIVENESS OF THE BOARD AS A WHOLE, AND OF EACH
                            COMMITTEE, AND SPECIFICALLY REVIEWS AREAS THAT THE BOARD AND/OR MANAGEMENT BELIEVE
                            COULD BE IMPROVED TO ENSURE THE CONTINUED EFFECTIVENESS OF THE BOARD AND ITS
                            COMMITTEES IN THE EXECUTION OF THEIR RESPONSIBILITIES.

                            THE ANNUAL QUESTIONNAIRE AND THE DIRECTORS' TERMS OF REFERENCE ARE THEN USED IN THE
                            EVALUATION OF THE CONTRIBUTION OF INDIVIDUAL DIRECTORS. FORMAL INTERVIEWS WITH EACH
                            DIRECTOR AND EACH MEMBER OF TRANSCANADA'S EXECUTIVE LEADERSHIP TEAM ARE ALSO CARRIED
                            OUT BY THE CHAIR ANNUALLY WITH RESPECT TO THIS MATTER. THE CHAIR OF THE GOVERNANCE
                            COMMITTEE ALSO INTERVIEWS EACH DIRECTOR ANNUALLY ON HIS OR HER ASSESSMENT OF THE
                            CHAIR'S PERFORMANCE. ALL OF THESE ASSESSMENTS ARE REPORTED ANNUALLY TO THE FULL
                            BOARD.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 6                 PROVIDE ORIENTATION AND EDUCATION PROGRAMS FOR NEW RECRUITS TO THE BOARD OF
                            DIRECTORS

Does TransCanada Align?     YES

Description of Approach     NEW DIRECTORS ARE PROVIDED WITH AN ORIENTATION AND EDUCATION PROGRAM THAT INCLUDES A
                            DIRECTORS' MANUAL CONTAINING INFORMATION ABOUT THE DUTIES AND OBLIGATIONS OF
                            DIRECTORS, THE BUSINESS AND OPERATIONS OF TRANSCANADA AND DOCUMENTS FROM RECENT
                            BOARD MEETINGS. NEW DIRECTORS ARE GIVEN OPPORTUNITIES FOR MEETINGS AND DISCUSSION
                            WITH SENIOR MANAGEMENT AND OTHER DIRECTORS. THE DIRECTORS' MANUAL IS REVIEWED
                            ANNUALLY BY THE GOVERNANCE COMMITTEE. DIRECTORS ARE ALSO INVITED TO TOUR CERTAIN OF
                            TRANSCANADA'S FACILITIES ANNUALLY, AND SENIOR MANAGEMENT PRESENTATIONS ARE MADE TO
                            THE BOARD PERIODICALLY ON VARIOUS BUSINESS RELATED TOPICS. THE DETAILS OF THE
                            ORIENTATION OF EACH NEW DIRECTOR ARE TAILORED TO EACH DIRECTOR'S INDIVIDUAL NEEDS
                            AND AREAS OF INTEREST.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 7                 EXAMINE SIZE OF BOARD OF DIRECTORS, WITH A VIEW TO IMPROVING EFFECTIVE
                            DECISION-MAKING AND, IF APPROPRIATE, UNDERTAKE A PROGRAM TO REDUCE THE NUMBER OF
                            DIRECTORS

Does TransCanada Align?     YES

Description of Approach     THE GOVERNANCE COMMITTEE IS MANDATED TO REVIEW THE SIZE, COMPOSITION AND PROFILE OF
                            THE BOARD FROM TIME TO TIME, AND RECOMMENDS CHANGES TO THE BOARD WHEN APPROPRIATE.
                            ALTHOUGH THE MAXIMUM NUMBER OF DIRECTORS PERMITTED BY TRANSCANADA'S ARTICLES IS 20,
                            THE BOARD HAS DETERMINED THAT, AT PRESENT, IT IS IN THE BEST INTERESTS OF
                            TRANSCANADA TO MAINTAIN A SMALLER BOARD, IN THE RANGE OF 12 TO 14. IT IS THE BOARD'S
                            BELIEF THAT THIS RANGE IS CURRENTLY SUFFICIENT TO PROVIDE A DIVERSITY OF EXPERTISE
                            AND OPINIONS AND TO ALLOW EFFECTIVE COMMITTEE ORGANIZATION, YET SMALL ENOUGH FOR
                            EFFICIENT MEETINGS AND DECISION-MAKING.
----------------------------------------------------------------------------------------------------------------

C-4  TRANSCANADA CORPORATION
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
GUIDELINE 8                 REVIEW ADEQUACY AND FORM OF COMPENSATION OF DIRECTORS TO ENSURE COMPENSATION
                            REFLECTS RISKS AND RESPONSIBILITIES

Does TransCanada Align?     YES

Description of Approach     THE GOVERNANCE COMMITTEE REVIEWS THE COMPENSATION OF THE DIRECTORS ON AN ANNUAL
                            BASIS, TAKING INTO ACCOUNT SUCH MATTERS AS TIME COMMITMENT, RESPONSIBILITY AND
                            COMPENSATION PROVIDED BY COMPARABLE COMPANIES, AND MAKES A RECOMMENDATION TO THE
                            BOARD FOR APPROVAL ANNUALLY. DIRECTORS MAY RECEIVE THEIR COMPENSATION IN THE FORM OF
                            CASH, DEFERRED SHARE UNITS OR A COMBINATION OF BOTH. DIRECTORS MUST HOLD A MINIMUM
                            OF FIVE TIMES THEIR ANNUAL CASH RETAINER FEE IN COMMON SHARES OR RELATED DEFERRED
                            SHARE UNITS OF TRANSCANADA. DIRECTORS HAVE A MAXIMUM OF FIVE YEARS TO REACH THIS
                            LEVEL OF SHARE OWNERSHIP. THE GOVERNANCE COMMITTEE'S REVIEW OF DIRECTOR COMPENSATION
                            IS BASED ON AN OUTSIDE REPORT ON COMPENSATION PAID IN COMPARABLE COMPANIES.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 9                 COMMITTEES SHOULD GENERALLY BE COMPOSED OF OUTSIDE DIRECTORS A MAJORITY OF WHOM ARE
                            UNRELATED

Does TransCanada Align?     YES

Description of Approach     THE BOARD BELIEVES THAT, AS A MATTER OF POLICY, THERE SHOULD BE A MAJORITY OF
                            OUTSIDE, UNRELATED AND INDEPENDENT DIRECTORS ON EACH OF THE COMMITTEES. THE AUDIT
                            COMMITTEE, GOVERNANCE COMMITTEE, HUMAN RESOURCES COMMITTEE AND HEALTH, SAFETY AND
                            ENVIRONMENT COMMITTEE ARE COMPOSED ENTIRELY OF OUTSIDE, UNRELATED AND INDEPENDENT
                            DIRECTORS. EACH COMMITTEE IS GOVERNED BY A CHARTER. COPIES OF THESE CHARTERS CAN BE
                            FOUND ON TRANSCANADA'S WEBSITE AT www.transcanada.com AND ARE PUBLISHED IN
                            TRANSCANADA'S AIF.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 10                APPOINT A COMMITTEE RESPONSIBLE FOR DEVELOPING AN APPROACH TO CORPORATE GOVERNANCE
                            ISSUES

Does TransCanada Align?     YES

Description of Approach     THE MANDATE OF THE GOVERNANCE COMMITTEE INCLUDES RESPONSIBILITY TO UNDERTAKE
                            INITIATIVES THAT ARE NEEDED TO HELP DELIVER PRE-EMINENT CORPORATE GOVERNANCE. THE
                            GOVERNANCE COMMITTEE IS RESPONSIBLE FOR REVIEWING THE OVERALL GOVERNANCE PRINCIPLES
                            OF THE COMPANY AND MONITORING TRANSCANADA'S DISCLOSURE, INCLUDING THIS STATEMENT OF
                            CORPORATE GOVERNANCE PRACTICES. THE GOVERNANCE COMMITTEE ALSO MONITORS BEST
                            PRACTICES AMONG MAJOR NORTH AMERICAN COMPANIES TO ENSURE THAT TRANSCANADA CONTINUES
                            TO CARRY OUT HIGH STANDARDS OF CORPORATE GOVERNANCE.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 11 a              DEFINE LIMITS TO MANAGEMENT'S RESPONSIBILITIES BY DEVELOPING POSITION DESCRIPTIONS
                            FOR:

                            (i) THE BOARD OF DIRECTORS

Does TransCanada Align?     YES

Description of Approach     THE BOARD OPERATES UNDER WRITTEN TERMS OF REFERENCE WHILE RETAINING PLENARY POWER.
                            ANY RESPONSIBILITY NOT DELEGATED TO MANAGEMENT OR A COMMITTEE OF THE BOARD REMAINS
                            WITH THE BOARD. CHARTERS HAVE BEEN ADOPTED FOR EACH OF THE COMMITTEES OUTLINING
                            THEIR PRINCIPAL RESPONSIBILITIES. EACH COMMITTEE REVIEWS ITS CHARTER ANNUALLY TO
                            ENSURE IT IS IN LINE WITH THE CURRENT DEVELOPMENTS IN CORPORATE GOVERNANCE. THE
                            CURRENT CHARTERS ARE AVAILABLE ON TRANSCANADA'S WEBSITE AT www.transcanada.com AND
                            ARE PUBLISHED IN THE AIF.
----------------------------------------------------------------------------------------------------------------

                                                    TRANSCANADA CORPORATION  C-5
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
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
                            (ii) THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

Does TransCanada Align?     YES

Description of Approach     THE BOARD HAS APPROVED TERMS OF REFERENCE FOR THE POSITION OF THE PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER, WHICH DEFINES THE PRESIDENT AND CHIEF EXECUTIVE OFFICER'S
                            DUTIES AND RESPONSIBILITIES. THESE DUTIES INCLUDE:

                            -- THE DEVELOPMENT AND RECOMMENDATION OF STRATEGIC PLANS TO THE BOARD THAT PROVIDE
                            FOR TRANSCANADA'S PROFITABLE GROWTH AND OVERALL SUCCESS, INCLUDING INVOLVING THE
                            BOARD IN THE EARLY STAGES OF STRATEGY DEVELOPMENT;

                            -- THE IMPLEMENTATION OF BUSINESS AND OPERATIONAL PLANS;

                            -- REPORTING REGULARLY TO THE BOARD ON THE OVERALL PROGRESS AND RESULTS AGAINST
                            OPERATING AND FINANCIAL OBJECTIVES;

                            -- THE AUTHORIZATION OF THE COMMITMENT OF FUNDS TO CAPITAL PROJECTS NOT INCLUDED IN
                            A PREVIOUSLY APPROVED BUDGET OR OTHERWISE BY THE BOARD, TO A MAXIMUM OF
                            $25 MILLION; AND

                            -- THE COMMITMENT OF CORPORATE RESOURCES AND ENTRANCE INTO AGREEMENTS IN THE
                            ORDINARY COURSE OF BUSINESS IN ORDER TO PURSUE THE APPROVED STRATEGIES OF
                            TRANSCANADA, WITH THE PROVISO THAT MAJOR COMMITMENTS, EXPOSURES AND RISKS ARE
                            REPORTED TO THE BOARD ON A REGULAR AND TIMELY BASIS.

                            THE HUMAN RESOURCES COMMITTEE AND THE BOARD ANNUALLY REVIEW AND APPROVE THE
                            PRESIDENT AND CHIEF EXECUTIVE OFFICER'S PERSONAL PERFORMANCE OBJECTIVES AND REVIEW
                            WITH HIM HIS PERFORMANCE AGAINST THE PREVIOUS YEAR'S OBJECTIVES.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 11 b              BOARD OF DIRECTORS SHOULD APPROVE OR DEVELOP CORPORATE OBJECTIVES WHICH THE
                            PRESIDENT AND CHIEF EXECUTIVE OFFICER IS RESPONSIBLE FOR MEETING

Does TransCanada Align?     YES

Description of Approach     THE HUMAN RESOURCES COMMITTEE CONDUCTS AN ANNUAL REVIEW OF THE PERFORMANCE OF
                            TRANSCANADA AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AS MEASURED AGAINST
                            OBJECTIVES ESTABLISHED IN THE PRIOR YEAR BY THE BOARD, THE HUMAN RESOURCES COMMITTEE
                            AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. THE RESULTS OF THIS ANNUAL REVIEW ARE
                            COMMUNICATED TO THE BOARD, WHICH THEN MAKES AN EVALUATION OF THE OVERALL PERFORMANCE
                            OF TRANSCANADA AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. THE CHAIR AND THE
                            CHAIR OF THE HUMAN RESOURCES COMMITTEE COMMUNICATE THIS PERFORMANCE EVALUATION TO
                            THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. THE EVALUATION IS USED BY THE HUMAN
                            RESOURCES COMMITTEE IN ITS DELIBERATIONS CONCERNING THE PRESIDENT AND CHIEF
                            EXECUTIVE OFFICER'S ANNUAL COMPENSATION. THE EVALUATION OF TRANSCANADA'S PERFORMANCE
                            AGAINST CORPORATE OBJECTIVES ALSO FORMS PART OF THE DETERMINATION OF THE ENTIRE
                            COMPENSATION OF ALL EMPLOYEES.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 12                ESTABLISH PROCEDURES TO ENABLE THE BOARD OF DIRECTORS TO FUNCTION INDEPENDENTLY OF
                            MANAGEMENT

Does TransCanada Align?     YES

Description of Approach     THE GOVERNANCE COMMITTEE HAS THE RESPONSIBILITY TO ENSURE THAT THE BOARD FUNCTIONS
                            INDEPENDENTLY OF MANAGEMENT. THE GOVERNANCE COMMITTEE'S RESPONSIBILITIES INCLUDE THE
                            REVIEW OF TRANSCANADA'S STRUCTURES AND PROCEDURES TO ENSURE THE BOARD IS ABLE TO
                            FUNCTION INDEPENDENTLY OF MANAGEMENT AND THAT IT DOES SO FUNCTION. IN ADDITION, THE
                            GOVERNANCE COMMITTEE MONITORS THE QUALITY OF THE RELATIONSHIP BETWEEN MANAGEMENT AND
                            THE BOARD AND RECOMMENDS IMPROVEMENTS AS DEEMED NECESSARY OR DESIRABLE.

                            AT THE CONCLUSION OF EACH BOARD MEETING, NON-MANAGEMENT DIRECTORS MEET WITHOUT THE
                            PRESENCE OF MANAGEMENT TO DISCUSS THE ISSUES THAT HAVE ARISEN AT THE MEETING AND
                            OTHER MATTERS OF INTEREST.

                            THE BOARD, AS A MATTER OF POLICY, APPOINTS THE CHAIR AND VICE-CHAIR IN A
                            NON-EXECUTIVE CAPACITY.
----------------------------------------------------------------------------------------------------------------
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C-6  TRANSCANADA CORPORATION
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GUIDELINE 13                ESTABLISH AN AUDIT COMMITTEE COMPOSED ONLY OF OUTSIDE DIRECTORS WITH SPECIFICALLY
                            DEFINED ROLES AND RESPONSIBILITIES

Does TransCanada Align?     YES

Description of Approach     ALL FIVE MEMBERS OF THE AUDIT COMMITTEE ARE OUTSIDE, UNRELATED AND INDEPENDENT
                            DIRECTORS. ALL MEMBERS OF THE AUDIT COMMITTEE ARE FINANCIALLY LITERATE AS DEFINED
                            UNDER THE CANADIAN AUDIT COMMITTEE RULES AND THE PROPOSED CANADIAN GOVERNANCE
                            GUIDELINES. IN ADDITION, IN ACCORDANCE WITH THE SEC RULES, THE BOARD HAS
                            SPECIFICALLY DETERMINED THAT IT HAS AT LEAST ONE AUDIT COMMITTEE FINANCIAL EXPERT
                            SERVING ON ITS AUDIT COMMITTEE. MR. HARRY G. SCHAEFER HAS BEEN DETERMINED TO BE SUCH
                            AUDIT COMMITTEE FINANCIAL EXPERT AND IS INDEPENDENT, AS THAT TERM IS DEFINED BY THE
                            NYSE'S LISTING STANDARDS APPLICABLE TO TRANSCANADA. THE SEC RULES PROVIDE THAT THE
                            DETERMINATION BY THE BOARD THAT MR. SCHAEFER IS AN "AUDIT COMMITTEE FINANCIAL
                            EXPERT" AS DEFINED UNDER THOSE RULES DOES NOT MAKE MR. SCHAEFER AN "EXPERT" FOR ANY
                            OTHER PURPOSE, NOR DOES IT IMPOSE A HIGHER DEGREE OF INDIVIDUAL RESPONSIBILITY OR
                            OBLIGATION ON MR. SCHAEFER THAN THAT IMPOSED ON ANY OTHER DIRECTOR. RATHER, THE ROLE
                            OF MR. SCHAEFER, LIKE THE ROLE OF ALL AUDIT COMMITTEE MEMBERS, IS TO OVERSEE THE
                            AUDIT PROCESS AND NOT TO CERTIFY OR GUARANTEE THE ACCURACY OR COMPLETENESS OF THE
                            INTERNAL OR EXTERNAL AUDIT OF TRANSCANADA'S FINANCIAL INFORMATION OR PUBLIC
                            DISCLOSURE.

                            THE CHARTER OF THE AUDIT COMMITTEE SPECIFICALLY DEFINES THE COMMITTEE'S ROLES AND
                            RESPONSIBILITIES AND IS SUMMARIZED ELSEWHERE IN THIS PROXY CIRCULAR. THE CURRENT
                            CHARTER IS PUBLISHED ON TRANSCANADA'S WEBSITE AT www.transcanada.com AND IN THE AIF.
----------------------------------------------------------------------------------------------------------------
GUIDELINE 14                IMPLEMENT A SYSTEM TO ENABLE INDIVIDUAL DIRECTORS TO ENGAGE OUTSIDE ADVISORS AT THE
                            CORPORATION'S EXPENSE

Does TransCanada Align?     YES

Description of Approach     TRANSCANADA RECOGNIZES THAT INDIVIDUAL DIRECTORS MAY DESIRE THE SERVICES OF AN
                            INDEPENDENT ADVISOR OR EXPERT TO ASSIST IN MATTERS INVOLVING THEIR RESPONSIBILITIES
                            AS BOARD OR COMMITTEE MEMBERS. THE BOARD HAS DETERMINED THAT ANY DIRECTOR WHO WISHES
                            TO ENGAGE AN OUTSIDE ADVISOR AT THE EXPENSE OF TRANSCANADA MAY DO SO IF HE OR SHE
                            FIRST ADVISES THE GOVERNANCE COMMITTEE. AS WELL, EACH COMMITTEE CHARTER SPECIFICALLY
                            AUTHORIZES SUCH COMMITTEE TO ENGAGE OUTSIDE EXPERTS AS IT DEEMS NECESSARY TO CARRY
                            OUT THEIR DUTIES.
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

                                                    TRANSCANADA CORPORATION  C-7

                             ADDITIONAL INFORMATION

Additional information relating to the company is on SEDAR at www.sedar.com.

Anyone wishing to receive a paper copy of this Proxy Circular or any document referenced herein, may obtain one free of charge by contacting TransCanada's Corporate Secretary at 450 - 1st Street S.W., Calgary, Alberta, Canada T2P 5H1, telephone (403) 920-2000.

Financial information is provided in the company's comparative financial statements and MD&A for its most recently completed financial year. Shareholders may access the company website to obtain copies of the company's financial statements and MD&A at www.transcanada.com.